AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 8, 1999

                                                           REGISTRATION NO. 333-

            SECURITIES AND EXCHANGE COMMISSIONWASHINGTON, D.C. 20549
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                   ATLANTIC INTERNATIONAL ENTERTAINMENT, LTD.
             (Exact name of registrant as specified in its charter)


         Delaware                        1040                     13-3858917
(State or other jurisdiction        (Primary Standard            (I.R.S. employer
of incorporation or organization) Classification Code Number) identification number)


                           200 EAST PALMETTO PARK ROAD
                                    SUITE 200
                           BOCA RATON, FLORIDA 33431
                                 (561) 393-6685
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                              HARRY WINDERMAN, ESQ.
                                GENERAL COUNSEL
                   ATLANTIC INTERNATIONAL ENTERTAINMENT, LTD.
                           200 EAST PALMETTO PARK ROAD
                                    SUITE 200
                           BOCA RATON, FLORIDA 33431
                                 (561) 393-6685
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: At such time or times as may be determined by the Selling Stockholders after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[ ]

                         CALCULATION OF REGISTRATION FEE


---------------------------------------------------------------------------------------------------
Title of Each Class of           Amount to be    Proposed         Proposed           Amount of
Securities to be Registered      registered      Maximum          Maximum            Registration
                                                 Aggregate        Aggregate          Fee
                                                 Offering Price   Offering Price
                                                 Per Share
---------------------------------------------------------------------------------------------------
Common Stock, $.001 par value    1,216,667(1)    $2.436(1)(2)      $2,963,801(1)     $  823.94
---------------------------------------------------------------------------------------------------
Total . . . . . $823.94
---------------------------------------------------------------------------------------------------

(1) Represents 1,216,667 shares of Common Stock issued to the owners of shares of COMS 21, Ltd. in exchange for our Common Stock pursuant to an offer filed with the Australian Securities and Investments Commission. Upon completion of this registration, all of our issued and outstanding Common Stock will be registered and therefore "free-trading".

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Exchange Act of 1933, as amended (the "Securities Act"), based on $2.436, the per share average of high and low sales prices of the Common Stock on the Nasdaq Over-the-Counter Market on February 3, 1999.

            The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

             PROSPECTUS
                                1,216,667 SHARES
                   ATLANTIC INTERNATIONAL ENTERTAINMENT, LTD.
                                  COMMON STOCK
                          (PAR VALUE $0.001 PER SHARE)

            This Prospectus relates to the reoffer and resale by prior owners of the shares of COMS21, Ltd., an Australian corporation who exchanged their shares for the shares of Common Stock, $0.001 par value per share of Atlantic International Entertainment, Ltd., a Delaware corporation. The amount of the shares comprise an aggregate of 1,216,667 shares of Common Stock which have been issued by us to these selling stockholders. The selling stockholders have advised us that they propose to offer such Shares which they have acquired for sale, from time to time, through brokers in brokerage transactions on the National Association of Securities Dealers Automated Quotation System (Over-the-Counter) ("NASDAQ"), to underwriters or dealers in negotiated transactions or in a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Brokers, dealers and underwriters that participate in the distribution of the Shares may be deemed to be underwriters under the Securities Act of 1933 (as amended, and together with the rules and regulations thereunder, the "Securities Act"), and any discounts or commissions received by them from the Selling Stockholders and any profit on the resale of Shares by them may be deemed to be underwriting discounts and commissions under the Securities Act. The selling stockholders may be deemed to be an underwriter under the Securities Act. See "Plan of Distribution".

            We will not receive any part of the proceeds from the sale of the Shares by the selling stockholders. The selling stockholders will pay all applicable stock transfer taxes, brokerage commissions, underwriting discounts or commissions and the fees of their counsel, but we will bear all other expenses in connection with the offering made hereunder. We have agreed to indemnify the selling stockholders and underwriters of the selling stockholders against certain liabilities, including certain liabilities under the Securities Act, in connection with the registration and the offering and sale of their shares of our stock.

            Our shares are listed on the NASDAQ (OVER-THE-COUNTER) and our symbol is "AIEE." The closing price per share of Common Stock on the NASDAQ (OVER-THE-COUNTER) on February 3, 1999, was $2.436.

         AN INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES A HIGH
         DEGREE OF RISK AND SHOULD ONLY BE MADE BY YOU IF YOU CAN AFFORD
                       THE LOSS OF YOUR ENTIRE INVESTMENT.
                      SEE "RISK FACTORS" AT PAGE 7 HEREOF.
         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
          COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR
          ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR

             ADEQUACY OF THIS PROSPECTUS. IF ANYONE MAKES ANY OTHER
                    REPRESENTATION IT IS A CRIMINAL OFFENSE.

               The date of this Prospectus is February __, 1999.

                                TABLE OF CONTENTS

Prospectus Summary..................................................3
About Us............................................................3
Risk Factors........................................................5
Use of Proceeds.....................................................11
Price Range of Common Stock.........................................12
Dividend Policy.....................................................12
Selected Financial Data.............................................12
Management's Discussion and Analysis
  of Financial Condition and Results of
  Operations........................................................13
Our Business........................................................17
Management..........................................................29
Transfer Agent......................................................37
Change of Accountants...............................................37
Selling Stockholders................................................37
Description of Capital Stock........................................34
Plan of Distribution................................................45
Legal Matters.......................................................46
Experts.............................................................46
Where You Can Find More Information.................................47
Index to Financial Statements.......................................F-1

                   ATLANTIC INTERNATIONAL ENTERTAINMENT, LTD.
                                1,216,667 Shares
                                       of
                                  Common Stock
                                   PROSPECTUS

                                     SUMMARY

THIS IS ONLY A SUMMARY OF THE INFORMATION THAT IS IMPORTANT TO YOU AND YOU SHOULD READ THE MORE DETAILED INFORMATION, INCLUDING THE FINANCIAL STATEMENTS AND THE NOTES THERETO, APPEARING ELSEWHERE IN THIS PROSPECTUS.

THIS  PROSPECTUS  CONTAINS  "FORWARD-LOOKING  STATEMENTS"  WITHIN THE MEANING OF
SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), WHICH STATEMENTS REFLECT OUR VIEWS OF FUTURE EVENTS AND FINANCIAL PERFORMANCE AND ARE SUBJECT TO CERTAIN RISKS, UNCERTAINTIES AND ASSUMPTIONS WHICH MEANS ACTUAL RESULTS MAY VARY MATERIALLY FROM THOSE REFLECTED IN SUCH STATEMENTS, INCLUDING THOSE DISCUSSED IN "RISK FACTORS" ON PAGES 7 THROUGH 13.


                                    ABOUT US

            Atlantic International Entertainment, Ltd., a Delaware corporation, develops and markets Interactive products and services in the Entertainment and Information Technology fields. We (formerly, Cine-Chrome Laboratories, Inc., Medco Health Care Services, Inc., Cine-Chrome Video Corp., Network 4, Inc. and CEEE Group Corporation) were incorporated in the state of Colorado in October 1939 under the name "Pacific Gold, Inc." to explore and develop gold and silver ore prospects and to operate mining and milling facilities. We conducted limited mining activities until operations ceased. We then sought new business opportunities as a development stage entity.

            In 1973, we changed our name to Cine-Chrome Laboratories, Inc. and operated a film processing lab in California. From 1984 until June 1994, we did not conduct any operations, transactions or business activities. In June 1994, we began acting as a corporate advisory operation which included acting as a "finder" with respect to U.S. public companies and providing advisory services concerning corporate structure and raising capital. Beginning in 1996, we concentrated our business operations primarily on the manufacturing, marketing and development of Interactive products and services. These products and services focus on two major industries which include Interactive gaming & wagering and Information Technology products and services.

                                  OUR BUSINESS

            Prior to July 16, 1996, we had no operations other than searching for a business combination. In July 1996, we completed a share exchange with Atlantic International Capital Ltd., a Delaware corporation ("Atlantic Capital") and the former stockholders of Atlantic Capital. As a result of the exchange of stock, the business of Atlantic Capital became our business.

            On November 22, 1996, we merged with and into its wholly-owned Delaware subsidiary, Atlantic International Entertainment, Ltd., and we, among other things, (i) changed our state of incorporation to Delaware; (ii) increased our authorized capital stock to 110,000,000

(100,000,000 shares of common stock, $.001 per share (the "Common Stock") and 10,000,000 shares of preferred stock, $.001 par value per share (the "Preferred Stock")); and (iii) completed a 1 for 3 share exchange. All shares referred to herein (unless specifically stated otherwise) refer to amounts after the 1 for 3 exchange.

            We acquired the major assets of RAM Associates, Inc. ("RAM") by a written agreement dated April 15, 1996. The RAM assets we acquired included COMMUNITY CASINO and REALSPORTS(TM) that formed a part of the foundation of our current gaming software products. Other products acquired from RAM included HOTEL HOTLINKS(TM) and CLUB INTERACTIVE. We have significantly improved and expanded this operational software and the software products we developed. We continue to perform substantial development efforts to adapt to current technological advances.

            In March 1997, we acquired the Internet Service Provider and developer The EmiNet Domain, Inc. Through the EmiNet Domain, Inc. we based our Interactive non-gaming wagering products and services activities. In addition to dial-up Internet business, EmiNet, offers web hosting and development services to commercial markets. (See EmiNet Business, infra).

                                   OUR OFFICES

            Our executive offices are located at 200 East Palmetto Park Rd., Suite 200, Boca Raton, Florida 33432. Our telephone number is (561) 393-6685. We have a home page on the Internet at http://www.aieltd.com.

                               About The Offering

Common Stock Offered by the Selling Stockholders               1,216,667 shares

Common Stock Outstanding                                      12,130,307 shares

Common Stock to be Outstanding after the Offering             10,913,307 shares

Use of Proceeds - We will not receive any of the proceeds from the sale of shares by the selling stockholders.

NASDAQ OTC Symbol                                AIEE

Risk Factors               An investment in the shares involves a high degree of
risk. See "Risk Factors" beginning on page _ of this Prospectus.

                             Summary Financial Data
                         (Dollar amounts and share data)


                                                                                          NINE MONTHS
                                         DECEMBER 31                                      ENDED SEPTEMBER 30
                                         -----------                                      ------------------
                                           1997                 1996                 1998                 1997

Revenue                                  4,416,790             454,656            3,497,281            4,070,440
Income [Loss] From Operations            1,394,890            (427,975)            (344,800)           2,258,146
Net Income [Loss]                        1,047,317            (376,270)             392,174            2,220,442

Basic and Diluted N/I[Loss]
   Per Common Share                           0.11               (0.04)               (0.04)                0.23

BALANCE SHEET DATA:

Working Capital                            352,559             199,893            3,139,047            3,022,320
Total Assets                             6,905,999           1,982,014           15,063,225            7,489,956
Total Liabilities                        1,959,380             302,879            1,580,435            1,514,560

Stockholder's Equity                     4,946,619           1,679,135           13,482,790            5,975,396


                                  RISK FACTORS

         An investment in the shares discussed in this Prospectus involves a high degree of risk. You should carefully consider the following Risk Factors, as well as the other information contained in this Prospectus, before making an investment decision. This Prospectus contains forward-looking statements that involve risks and uncertainties. These statements appear throughout this Prospectus and include our statements and those of and our directors, officers and management, with respect to the future operations, performance or position and as to their intent, belief or current expectations. Such forward-looking statements are not guarantees of future events and involve risks and uncertainties. Actual events and results, including the results of our operations, could differ materially from those anticipated by such forward-looking statements, as a result of various factors, including those set forth below and elsewhere in this Prospectus. See " --Forward-Looking Statements."

Limited Operating History

         We commenced operations in July 1996 and, accordingly, has a limited operating history. As of September 30, 1998, we had retained earnings of approximately $144,242. We can not be sure that we will sustain profitability or positive cash flow in the future.

Need for Additional Working Capital

         We believe that the net proceeds from its recent stock offerings, together with other available cash, will be sufficient to meet its operating expenses and capital requirements at least through September 1999. However, our capital requirements depend on numerous factors, including:

            o the level of resources required to expand our marketing and sales organization, information systems and research and development activities
            o the availability of hardware and software provided by third-party vendors

The timing and amount of capital requirements are not entirely within our control and cannot accurately be predicted. If capital requirements materially exceed those currently anticipated, we may require additional financing sooner than anticipated. We have no commitments for additional financing, and we can not be sure that any such additional financing would be available in a timely manner, on terms acceptable to us, or at all. Further, any additional equity financing could reduce ownership of existing stockholders and any borrowed money could involve restrictions on future capital raising activities and other financial and operational matters. If we were unable to obtain additional financing as needed, we could be required to reduce our operations or any anticipated expansion, which could hurt us financially. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

Competition

            The market for Internet gaming software is extremely competitive and highly fragmented. Inasmuch as there are no significant barriers to entry, we believe that competition in this market will intensify. We believe that our ability to compete successfully will depend on:


            o       strong market presence in our targeted geographic regions
            o adequacy of our software development and technical support services
            o our pricing policies and the price of our competitors and our suppliers
            o timing of introductions of new products by us and our competitors
            o our ability to support existing and emerging industry standards
            o       industry and general economic trends.

We cannot be certain that we will have the financial resources, technical expertise or marketing and support capabilities to compete successfully.

Dependence on the Internet; Uncertain Acceptance of the Internet as a Medium of Commerce and Communication

            Our business is dependent upon use of the Internet, primarily by individuals and, to a lesser extent, by businesses. Our success will depend in part upon the continuing development and expansion of the Internet and the market for Internet access. Critical issues concerning business and personal use of the Internet (including security, reliability, cost, ease of use, access and quality of service) remain unresolved and may significantly affect the growth of Internet use, and additional use-related issues may arise in the future. In addition, the volume of Internet traffic is constrained by available bandwidth. To the extent that bandwidth is insufficient to efficiently carry an expanding volume of traffic, users may find the Internet an unacceptable medium of commerce and communication and, as a result, may seek alternative media. Acceptance of the Internet for commerce and communications generally requires that potential users accept a new way of conducting business and exchanging information, industry participants continue to provide new and compelling content and applications, and the Internet provide a reliable and secure computer platform. We are not sure that the Internet market will grow or as to the rate of such growth. Moreover, the novelty of the Internet access market may also adversely affect our ability to retain new subscribers, as subscribers unfamiliar with the Internet may be more likely to discontinue our services after an initial trial period. A reduction in the growth of demand for Internet services or an absolute decrease in such demand could have a bad effect on us.

Rapid Technological Change; Evolving Industry Standards

            Our business is sensitive to fundamental changes in the method of Internet access delivery. Currently, the Internet is accessed primarily via computers connected by telephone lines. A number of alternative methods for users to connect to the Internet, including cable modems, satellites and other wireless telecommunications technologies, currently are under development. As the Internet becomes accessible through these technologies, or as user requirements as to access methods change, we may have to develop new software or modify our existing software. Our pursuit of these technological advances may require substantial time and expense, and there can be no assurance that we will succeed in adapting our Internet access business to alternate access methods. Any failure on our part to identify, adopt and use new software effectively, to develop its technical capabilities or to develop new services or enhance existing services in a timely and cost-effective manner could have a bad effect on us.

Dependence on Telecommunications Carriers and Other Suppliers

            Our customers rely on local telephone companies and others to provide data communications via local telecommunications lines and leased long distance lines. From time to time, our customers have experienced difficulties and delays in receiving telecommunications services, and there can be no assurance that our customers will be able to obtain such services on the scale and within the time frame required by us, on acceptable terms or at all.

Management of Growth

            We have experienced significant growth. This growth has placed, and may to continue to place, significant strain on our managerial, operational, financial and other resources. We believe that our performance and success will depend in part on our ability to manage growth effectively. This, in turn, will require ongoing improvement of our operations. We are not sure that we will be able to manage its growth effectively, or that our facilities, systems, procedures or controls will be adequate to support these operations. Our inability to manage growth effectively could have a bad effect on us.

Dependence on Key Personnel

            We are highly dependent on our key employees, including technical, sales, marketing, information systems, financial and executive personnel. Therefore, our success depends upon our ability to retain these people and to identify, hire and retain additional people as the need arises. Competition for these people, particularly persons having technical expertise is substantial. There can be no assurance that we will be able to retain our employees or to identify or hire additional people. The need for such people is particularly important in light of the anticipated demands of future growth. Our inability to attract, hire or retain good people could have a bad effect on us. See "Management."

            We also are highly dependent on the continued services of our senior management team, which currently is composed of a small number of individuals. While certain executive officers and key employees have employment agreements with us, such agreements are of limited time and are subject to ending under certain circumstances. See "Management--Employment Agreements and Related Arrangements."

Government Regulation

            The legality of gaming on the Internet is uncertain at this point. We do not operate virtual casinos or Internet sports books. However, sales of our products depend on the continued international growth of virtual casinos and Internet sports books. A number of United States federal and state statutes could be construed to prohibit gaming through use of the Internet. While we focus sales and marketing efforts in places that allow private network and Interactive gaming which include Australian, Caribbean, African and American gaming markets, we are not sure that international, federal, state or local laws or regulatory procedures, including those which relate to the issue of jurisdiction over gaming on the Internet, which would hurt our business will not be expanded or imposed.

Proprietary Rights; Risk of Infringement

            We believe that our success is dependent in part on our software and our continuing right to sell such software. We rely on a combination of copyright, trademark and trade secret laws and contractual restrictions to establish and protect our software. We do not know if these protections will be sufficient to prevent misappropriation of our software and other proprietary property or that our competitors will not independently develop software that is substantially equivalent or superior to our software.

            We can not assure that others will not assert that our services or its users' content infringe their proprietary rights. We can not assure that infringement claims will not be asserted against us in the future. Such claims could result in substantial costs and diversion of resources, even if ultimately decided in favor of us, and could have a bad effect on us, particularly if judgments on such claims were against us. In the event a claim is asserted alleging that we have infringed the intellectual property or information of someone else, we may be required to seek licenses to continue to use such intellectual property. We can not assure, however, that such licenses would be offered or could be obtained on commercially acceptable terms, if at all. The failure to obtain necessary licenses or other rights could have a bad effect on us.

Certain Anti-Takeover Provisions

            Certain provisions of our Amended and Restated Certificate of Incorporation (the "Charter") and Bylaws and of the Delaware General Corporation Law (the "Delaware Corporation Law") could delay or impede the removal of incumbent directors, make more difficult a merger, tender offer or proxy contest involving our company, and could discourage you or others from attempting to acquire control of our company, even if such events would be beneficial to the interests of some or all of our stockholders. We currently have 100,000,000 shares of Common Stock authorized and only approximately 12,000,000 shares are currently outstanding. We will have the ability to issue substantially more shares than are currently outstanding, thereby changing the control of the current stockholders' voting power. In addition, the Charter authorizes the Board of Directors to provide for the issuance of shares of Preferred Stock in one or more series. The Board of Directors is authorized to determine the rights, preferences, privileges and restrictions granted to, and imposed upon, any series of Preferred Stock and to fix the number of shares of any series of Preferred Stock and the designation of any such series, subject to the consent of the existing holders of Preferred Stock in certain instances. We have no current plans to issue any such Preferred Stock. We are also subject to the provisions of Section 203 of the Delaware Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an "interested stockholder," unless certain conditions are met. See "Description of Capital Stock--Certain Provisions of our Charter and Bylaws and of Delaware Law."

Limited Public Market for Common Stock; Potential Volatility of Stock Price

            Prior to this offering, there has been a limited public market for the Common Stock trading on NASDAQ Over-the-Counter. We are not sure that an increased public trading market for the Common Stock will develop or continue after this offering, or that the public offering price will correspond to the price at which the Common Stock will trade subsequent to this offering.

            The stock market has experienced price and volume fluctuations that have particularly affected the stocks of technology companies, resulting in changes in the market prices of stocks of many companies that may not have been directly related to the operating performance of those companies. Such broad market fluctuations may adversely affect the market price of the Common Stock following this offering. In addition, the market price of the Common Stock following this offering may be highly volatile. Factors such as variations in our interim financial results, comments by securities analysts, announcements of technological innovations or new products by us or its competitors, changing market conditions in the industry (including changing demand for Internet access) changing government regulations, developments concerning our proprietary rights or litigation, many of which are beyond our control, may have a bad effect on the market price of the Common Stock.

         Our operating results, cash flows and liquidity may fluctuate significantly over time. Our revenues depend on our ability to attract and retain customers. We generally offer our new customers a money-back guarantee pro-rated over the unused duration of the service term and customers to our services have the option of discontinuing their service for any reason. Our expense levels are based in part on our expectations of future revenues. To the extent that revenues are below expectations, we may be unable or unwilling to reduce expenses proportionately, and operating results, cash flows and liquidity therefore could be worse than expected. Due to the foregoing factors, it is likely that, from time to time in the future, our quarterly or other operating results and/or growth rate will be below the expectations of public market analysts and investors. Such a failure to meet market expectations could have a bad effect on the market price of the Common Stock.

Shares Eligible for Future Sale

         Upon completion of this Registration, there will be 12,130,307 shares of Common Stock outstanding, 5,512,641 of which will be freely tradable without restriction. Sales of a substantial number of shares of Common Stock in the public market following this offering, or the perception that such sales could occur, could make the market price of the Common Stock prevailing from time to time go down and could impair our future ability to raise capital through a sale of our stock.

Absence of Cash Dividends

         We have never declared or paid any cash dividends on its capital stock and do not anticipate paying cash dividends in the foreseeable future. See "Dividend Policy."

Control by Officers, Directors and Existing Shareholders

         Currently, the officers, directors and existing shareholders have the right to vote a majority of the outstanding shares of Common Stock. The officers, directors and existing shareholders will control substantially all of the outstanding Common Stock. As a result, the present officers, directors and shareholders will continue to control our operations, including the election of directors and, except as otherwise provided by law, other matters submitted to a vote of shareholders, including a merger, consolidation or other important matters.

Risks Inherent in International Operations

         We do a substantial amount of our business in countries other than the United States. Although we require all payments in United States Dollars, due to fluctuations in other countries' currency, our customers may be required to pay additional amounts to us to adjust for currency fluctuations. In addition, the economic conditions in other countries and in the global economy may require foreign countries to restrict the transfer of its capital to the United States and thereby restrict the receipt of income to us to foreign currency that may fluctuate in value in relation to the United States Dollar. We currently have not experienced any such difficulty and have no plans to protect against such risks.

Indemnification of Officers and Directors

            The Delaware Statutes permit a corporation to indemnify certain persons including officers and directors who are (or are threatened to be made) parties to any threatened, pending or completed action, suit or proceeding, against all expenses (including attorneys' fees) actually and reasonably incurred by, or imposed upon, him in connection with the defense of such action, suit or proceeding by reason of his being or having been a director or officer, except where he has been adjudged by a court of competent jurisdiction (and after exhaustion of all appeals) to be liable for gross negligence or willful misconduct in the performance of duty. Our Bylaws provide that we shall indemnify our officers and directors to the extent permitted by the Delaware law and thereby limit the actions that may be taken by you against the officers and directors.

Forward-Looking Statements

            The statements  contained in this Prospectus that are not historical fact are "forward-looking statements," which can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," or "anticipates," the negatives thereof or other variations thereon or comparable terminology, and include statements as to the intent, belief or current our expectations with respect to the future operations, performance or position. These forward-looking statements are predictions. We cannot assure you that the future results indicated, whether expressed or implied, will be achieved. While sometimes presented with numerical specificity, these forward-looking statements are based upon a variety of assumptions relating to our business, which, although considered reasonable by us, may not be realized. Because of the number and range of the assumptions underlying our forward-looking statements, many of which are subject to significant uncertainties and contingencies beyond our reasonable control, some of the assumptions inevitably will not materialize and unanticipated events and circumstances may occur subsequent to the date of this Prospectus. These forward-looking statements are based on current information and expectation, and we assume no obligation to update. Therefore, our actual experience and results achieved during the period covered by any particular forward-looking statement may differ substantially from those anticipated. Consequently, the inclusion of forward-looking statements should not be regarded as a representation by us or any other person that these estimates will be realized, and actual results may vary materially. We can not assure that any of these expectations will be realized or that any of the forward-looking statements contained herein will prove to be accurate.

                                 USE OF PROCEEDS

We will not receive any of the proceeds from the sale of Shares by the Selling Stockholders.

                           PRICE RANGE OF COMMON STOCK

            Since November, 1996, our Common Stock, $.001 par value, has traded on the National Association of Security Dealers, Inc.'s OTC Electric Bulletin Board under the trading symbol AIEE. The following table sets forth the average range of bid and ask quotations for our Common Stock as reported by the NASDAQ Bulletin Board for each full quarterly period within the two most recent fiscal years and subsequent interim periods.

FISCAL YEAR ENDED DECEMBER 31, 1997

By Quarter                                   Common Stock
----------                                   ------------

    Quarter     Date                          High               Low
    -------     ----                          ----               ---
    1st         March 31, 1997               $10.25             $1.50

    2nd         June 30, 1997                $8.50              $1.469

    3rd         September 30,1997            $5.25              $3.25

    4th         December 30, 1997            $5.25              $2.75

FISCAL YEAR ENDING DECEMBER 31, 1998

By Quarter                                   Common Stock
----------                                   ------------

    Quarter     Date                         High                Low
    -------     ----                         ----                ---

    1st         March 31, 1998               $4.80               $3.00

    2nd         June 30,1998                 $4.125              $3.625

    3rd         September 30, 1998           $4.375              $3.875

    4th         December 31, 1998            $1.968              $1.625


FISCAL YEAR ENDING DECEMBER 31, 1999

By Quarter                                   Common Stock
----------                                   ------------

    Quarter     Date                         High                Low
    -------     ----                         ----                ---

    1st         through February 2, 1999     $3.00               $2.406

            (1)Trading transactions in our securities occur in the over-the-counter market. All prices indicated herein are as reported to us by broker-dealer(s) making a market in our securities. The over-the-counter market quotes indicated above reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not necessarily represent actual transactions.

            As of December 31, 1998, there were approximately 827 Holders of record of our Common Stock, including brokerage firms, clearinghouses, and/or depository firms holding our securities for their respective clients. The exact number of beneficial owners of our securities is not known.

                                 DIVIDEND POLICY

            We have never declared or paid any cash dividends on our stock and do not anticipate paying cash dividends in the foreseeable future. The payment of cash dividends, if any, in the future will be at the sole discretion of the Board of Directors.

                             SELECTED FINANCIAL DATA
             (Dollar amounts and share data, except per share data)

The following selected financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and the notes thereto, which appear elsewhere in this Prospectus. The Statement of Operations Data for the period ended December 31, 1997, and the Balance Sheet Data as of December 31, 1996 and 1997, have been derived from financial statements audited by Moore Stephens, P.C., independent auditors, whose report with respect thereto appears elsewhere in this Prospectus. The Statement of Operations Data for the nine months ended September 30, 1998 has been derived from our unaudited financial statements. In the opinion of management, the unaudited financial statements include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the results for the period presented. Operating results for interim periods are not necessarily indicative of the results that might be expected for the entire year.

                          SUMMARY FINANCIAL INFORMATION
                          -----------------------------

                                                     YEAR ENDED                        NINE MONTHS ENDED
                                                     DECEMBER 31                          SEPTEMBER 30
                                                 1997             1996                 1998           1997
                                            -----------      -----------       -----------      -----------
NET SALES:
Investment Advisory Services                       --            366,204              --               --
Internet Software / Services                  4,002,894           87,000         3,174,000        3,780,272
Medical Products                                   --              1,452              --               --
Internet Access & Services                      413,896             --             323,281          290,168
                                            -----------      -----------       -----------      -----------

                                              4,416,790          454,656         3,497,281        4,070,440

OPERATING INCOME/(LOSS):
Investment Advisory Services                       --            231,081              --
Internet Software / Services                  1,564,666         (659,056)         (247,956)         250,853
Medical Products                                   --               --                --               --
Internet Access & Services                     (169,776)            --             (96,844)         100,898
                                            -----------      -----------       -----------      -----------

                                              1,394,890         (427,975)          344,800        2,310,630

TOTAL ASSETS:
Investment Advisory Services                       --              1,423              --               --
Internet Software / Services                  5,181,740        1,980,591        13,462,884        7,489,956
Medical Products                                   --               --                --               --
Internet Access & Services                    1,724,259             --           1,600,341             --
                                            -----------      -----------       -----------      -----------

                                              6,905,999        1,982,014        15,063,225        7,489,956

DEPRECIATION/ AMORTIZATION:
Investment Advisory Services                       --                285              --               --
Internet Software / Services                    323,959           67,091           325,307          316,228
Medical Products                                   --               --                --               --
Internet Access & Services                       98,579             --             107,913             --
                                            -----------      -----------       -----------      -----------

                                                422,538           67,376           433,220          316,228

CAPITAL EXPENDITURES:
Investment Advisory Services                       --              1,423              --               --
Internet Software / Services                    490,594        1,490,395           916,661          322,870
Medical Products                                   --               --                --               --
Internet Access & Services                      122,558             --              12,318             --
                                            -----------      -----------       -----------      -----------

                                                613,152        1,491,818           928,979          322,870

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
           -----------------------------------------------------------
                            AND RESULTS OF OPERATIONS
                            -------------------------

THIS MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. OUR ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS. FACTORS THAT MAY CAUSE SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, OUR EXPANSION INTO NEW MARKETS, COMPETITION, TECHNOLOGICAL ADVANCES AND AVAILABILITY OF MANAGERIAL PERSONNEL.

OVERVIEW

            During 1997, we focused our business efforts in two areas, Interactive Gaming & Wagering and Information Technologies. Gaming and Wagering continues to grow in terms of customer base and product line. A market for the gaming and wagering products has been established in that we have entered into various license agreements. We expect to expand our account base with our existing product line for the foreseeable future.

            At this time efforts in the Information Technologies area mainly consists of the operations of The EmiNet Domain, an Internet service provider and developer. We acquired the assets of another Internet Service Provider in November, 1998 in exchange for an amount of our stock not to exceed 200,000 shares. The amount of the shares will be adjusted downward based on representations contained in the acquisition agreement.

RESULTS OF OPERATIONS

The following is a summary of our consolidated financial and operating data:

            Our net revenues for the nine months ended September 30, 1998 were $3,497,281 which represented a 14 percent decrease from the same period of the year. The decrease in revenues was the result of the development of the new product version. We stopped promotion of the old version and did not allocate large resources to sales and marketing. We currently intend to conduct aggressive sales and marketing campaign for our new products and expect revenues to increase modestly.

            No income was generated from the investment advisory services for the year ended December 31, 1997. Internet software and related activities generated net income from operations of $1,047,317 due to the growth in the industry and our product recognition. In the first quarter of 1997, AIE(TM) NV and its operations were sold as an operating Internet sports book. The operating loss from this discontinued business segment totaled ($69,531) pre tax benefit.

            In 1997, we continued our focus on Internet related products and services while continuing to identify new markets and strategic alliances. In 1997, expenditures were made for both software and hardware in an aggregate amount of $613,152. Additional employees were hired in both the technical and sales areas. With the further development of the Internet related software products and the change of business focus, revenues increased by 912%, or $3,962,134 to a total of $4,416,790 for 1997. Depreciation expense and software amortization for 1997 totaled $442,538 or 10.02% of gross revenues.

            In the first half of the year ended December 31, 1996, the focus of Company's business activity shifted from investment advisory services to supplying Internet related products upon the acquisition of various computer software products from RAM. During this period, investment advisory services were phased out and currently remain an inactive profit center. In 1996, expenditures were made for both software and hardware in an aggregate amount of $1,490,395. Additional employees were hired in both the technical and sales areas. With the further development of the Internet related software products and the change of business focus, revenues dropped by 35.26%, or $247,651 to a total of $454,656 for 1996. Investment advisory service income for 1996 was $366,204 representing 80.55% to total revenues. Internet related sales totaled $88,452 or 19.45% of total revenues. Depreciation expense and software amortization for 1996 totaled $68,332 or 15.03% of gross revenues.

            The operating income from the investment advisory services for the year ended December 31, 1996 totaled $231,081. Internet related activities generated a net loss from operations of ($659,056) due to the costs associated with the start up of the new business segment. In the fourth quarter of 1996, our wholly owned subsidiary, AIE(TM), NV, opened a demonstration site for it's Internet gaming software in Curacao. In the first quarter of 1997, AIE(TM) NV and its operations were sold as an opening Internet casino and sports book. The net operating loss from this discontinued business segment totaled ($29,244).

LIQUIDITY AND CAPITAL RESOURCES

WORKING CAPITAL: At September 30, 1998 we had a working capital of $3,139,047. At September 30, 1997, we had working capital of $3,022,320.

CASH FLOWS FROM CONTINUING OPERATING ACTIVITIES: During the nine months ended September 30, 1998 and 1997, net cash used by operating activities was $(1,266,291) and $731,225, respectively. Cash flows from continuing operating activities decreased by $535,066 for the nine months ended September 30, 1998 compared to the same period in 1997 primarily due to decrease in net sales and increase in operational expenses related to global expansion efforts and expenses related to the development of the new product version.

CASH FLOWS FROM INVESTING ACTIVITIES: During the nine months ended September 30, 1998 and 1997, we made net expenditures of $281,934 and $2,016,616, respectively, primarily for purchases of property and equipment, sale of our accounts receivable for stock (September 1998) and the purchase of subsidiary
(1997).

CASH FLOWS FROM FINANCING ACTIVITIES: During the nine months ended September 30, 1998 and 1997, cash flows from financing activities were $8,897,401 and $2,207,326, respectively. Cash flows from financing activities are primarily from the issuance of Common Stock in connection with private placements of our Common Stock and the sale of preferred stock. We believe that cash from operating activities and sale of its investments will be sufficient to fund proposed operations for at least through December 1999.

LIQUIDITY AND CAPITAL RESOURCES

            WORKING CAPITAL. At December 31, 1997 we had a working capital of $352,559. At December 31, 1996, we had working capital of $199,893.

            CASH FLOWS FROM CONTINUING  OPERATING  ACTIVITIES.  During the years ended December 31, 1997 and 1996, net cash provided (used) by operating activities was ($811,628) and ($193,975) respectively. Cash flows from continuing operating activities decreased by $617,653 for the year ended December 31, 1997 compared to the same period in 1996 primarily due to the transition from start up activities of a new segment of business to the sales and marketing phase with continued product enhancements.

            CASH FLOWS FROM INVESTING ACTIVITIES. During the years ended December 31, 1997 and 1996, we made net capital expenditures of $425,862 and $281,934, respectively, primarily for purchases of property and equipment. The amounts expended in 1997 represent expenditures necessary for the Internet and private network development and implementation as well as the acquisition and upgrade of the Internet Service Provider. [EmiNet Domain].

            CASH FLOWS FROM FINANCING ACTIVITIES. During the years ended December 31, 1997 and 1996, cash flows from financing activities were $852,012 and 723,425 respectively. For the year ended December 31, 1997, cash flows from financing activities are primarily from the issuance of Common Stock in connection with private placements of our Common Stock which raised proceeds of approximately $350,000.

OUTLOOK

            The Interactive Gaming & Wagering industry, is expected to continue to grow for the foreseeable future. Worldwide interest in the ICE(TM) and webSports(TM) software systems is high with particular attention coming from Australia & South Africa where the government is supportive of private network and Interactive gaming. Management expects continued sales growth from these products. We will continue to focus its efforts on marketing these software systems as well as the Hotel Hotlinks(TM) and Networked touch screen kiosk products. Management believes that interest in all of the Interactive gaming & wagering products is very high especially in Australia, South Africa and surrounding regions. We expect to continue sales of these products for the foreseeable future. We will also continue its development of add-on products for both ICE(TM) and webSports(TM) including the adaptations for Overseas gaming markets.

            Management expects continued growth in the Information Technologies areas. It is expected that through On-line, private network, Web and networking services through Eminet or newly acquired or merged entities to contribute significantly to profits in 1998 due to new contracts and expanding opportunities in the IT markets. The Company is considering expanding its portfolio of Information Technology companies and is looking for Internationally based companies to bring into the United States marketplace.

INFLATION

            In our opinion, inflation has not had an effect on our results of operations.

                                  OUR BUSINESS
Overview

            Atlantic International Entertainment, Ltd. ("we" or "us" ), is a Delaware corporation, develops and markets Interactive products and services in the Entertainment and Information Technology fields. We (formerly, Cine-Chrome Laboratories, Inc., Medco Health Care Services, Inc., Cine-Chrome Video Corp., Network 4, Inc. and CEEE Group Corporation) were incorporated in the state of Colorado in October 1939 under the name "Pacific Gold, Inc." to explore and develop gold and silver ore prospects and to operate mining and milling facilities. Pacific Gold, Inc. conducted limited mining activities until operations ceased. The CEEE Group then sought new business opportunities as a development stage entity.

            In 1973 we changed our name to Cine-Chrome Laboratories, Inc. and operated a film-processing lab in California. From 1984 until June 1994, we did not conduct any operations, transactions or business activities. In June 1994, we began acting as a corporate advisory operation which included acting as a "finder" with respect to U.S. public companies and providing advisory services concerning corporate structure and raising capital. Beginning in 1996, we have concentrated our business operations primarily on the manufacturing, marketing and development of Interactive products and services. These products and services are focused on two major industries that include Interactive gaming & wagering and Information Technology products and services.

            Prior to July 16, 1996, we had no operations other than searching for a business combination. In July 1996, we consummated a share exchange pursuant to an Exchange of Stock Agreement and Plan of Reorganization with Atlantic International Capital Ltd., a Delaware corporation ("Atlantic Capital") and the former stockholders of Atlantic Capital (the "Stock Exchange Agreement"). As a result of the Stock Exchange Agreement, the business of Atlantic Capital became our business.

            On November 22, 1996, we merged with and into its wholly-owned Delaware subsidiary, Atlantic International Entertainment, Ltd., whereby we, among other things, (i) changed our state of incorporation to Delaware; (ii) increased its authorized capital stock to 110,000,000 (100,000,000 shares of common stock, $.001 per share (the "Common Stock") and 10,000,000 shares of preferred stock, $.001 par value per share (the "Preferred Stock"); and (iii) performed a 1 for 3 share exchange. All shares referred to herein (unless specifically stated otherwise) refer to post split amounts.

            We acquired the major assets of RAM Associates, Inc. ("RAM") pursuant to a Purchase and Sale Agreement dated April 15, 1996. The RAM assets we acquired included

COMMUNITY CASINO and REALSPORTS(TM) that formed a part of the foundation of our current gaming software products. Other products acquired from RAM included HOTEL HOTLINKS(TM) and CLUB INTERACTIVE. We has significantly improved and expanded our operational software and the software products developed by the Company. The Company continues to perform substantial development efforts to adapt to current technological advances.

            In March 1997, we acquired the Internet Service Provider and developer The EmiNet Domain, Inc. Through the EmiNet Domain, Inc. we based our Interactive non-gaming wagering products and services. In addition to dial-up Internet business, EmiNet, offers web hosting and development services to commercial markets. (See EmiNet Business, infra).

            Our executive offices are located at 200 East Palmetto Park Rd., Suite 200, Boca Raton, Florida 33432. Our telephone number is (561) 393-6685. We maintain a home page HTTP://WWW.AIELTD.COM.

PRODUCTS AND SERVICES
INTERACTIVE GAMING AND WAGERING PRODUCTS

INTERNET CASINO EXTENSION(TM)
-------------------------

            We are a developer and worldwide marketer of private network and Interactive gaming and wagering products including our proprietary flagship product, Internet Casino ExtensionTM or "ICETM." We license these products to licensed casino, gaming operators and sports wagering businesses. Trial operations, under the name ARUBA PALMS CASINO and SPORTSBOOK, began in October, 1996. Upon conclusion of its successful trial in the first quarter of 1997 the casino site reverted back to its generic name, ICETM and is now available for demonstration for potential new clients. We have added other variations to ICETM aimed at a specific market including the Indian Casino ExtensionTM, Interactive Club Extension & Internet Charity Extension.

            We have entered into eleven (11) license agreements for the ICETM product. The ICETM product is offered for license in either of two (2) ways. The base License Agreement calls for a fully customized package of four (4) casino games, hardware, a complete back-office accounting and marketing program for $150,000 plus 10% of net wagering. Additional games and customizations are at additional cost to the customer. Financing is currently available over a three-year period with an 8.5% interest rate. All of the $150,000 is now required at contract signing. Additionally, we will receive a fee of $2,000 per month for technical support and product upgrades.

WEBSPORTS(TM)
---------

            We license the webSportsTM sportsbook software system to casino operators and sports book businesses. The system can be accessed via the telephone, Internet, private network, touch screen kiosk and walk-up sports book. The system allows for automated position keeping as well as manual input into the managing of the sports book operations. The system has American and International sports and allows both fixed price and fractional wagering. As with all of our products, there is a back-end database, accounting and auditing features.

            The Company has entered into seven (7) license agreements for the webSportsTM product. There is financial option presently available. The complete system integrating both Internet and phone wagering for the U.S. sports markets is offered for $175,000, not including hardware. In addition, we offer an international version that offers U.S., European, Australian and South African style wagering for $225,000. A minimum deposit of fifty five thousands dollars ($55,000) is required prior to installation. Additionally, we will receive a monthly maintenance and support agreement in the amount of $1,000.

NETWORK GAMING
--------------

            We offer stand-alone Bingo, Keno and lottery systems that utilize the ICETM and webSportsTM gaming platforms.

INTERACTIVE CLUB EXTENSION
--------------------------

         We offer a system that integrates on-site networked touch screen kiosks giving players the ability to games, both at the venue and at home.

HOTEL HOTLINKSTM
--------------

         We also market the Hotel HotLinksTM system which is a variation and expansion of ICETM and webSportsTM which has features specific to hotel guests such as in-room services, Internet access and in-room advertising of local goods and services. The product uses set top boxes and infrared remote controls to allow hotel guests to access gaming and the additional services mentioned above. As of the date hereof, we have not consummated any sales of the Hotel HotLinksTM system.

         The television set top boxes used in the Hotel HotlinksTM product permit the use of smart cards for identification and other purposes. This same hardware/smart card technology will be employed in other products that we intend to develop throughout the year ending December 31, 1998.

INDUSTRY OVERVIEW
-----------------

         The Internet is a global network of computers connecting millions of individual computers and more than 70,000 business, commercial, government and academic networks. This interconnectivity allows any one of these computers to transmit information to any other computer. Management believes that there is tremendous growth potential for Internet products as consumer and business access becomes easier and more cost efficient. It is estimated that there are already over 50 million Internet users, and the number of users is growing at a rate of 10% per month.

         The commodity pricing of powerful computers and the wealth of information available on the Internet have all contributed to the creation of a vast market of consumers and business buyers. During the last three years, the number of Internet service providers ("ISP's") in the United States has grown from roughly zero to over 3,000. Management attributes the influx of ISP's to several factors which include: (i) an increasing demand for connection to the Internet; (ii) the Internet offers significant marketing opportunities for a variety of products and services; and (iii) providing Internet connections requires minimum expertise and start-up costs.

         The Interactive Gaming & Wagering marketplace has become the next step in the gaming industry. Revenues from the worldwide gaming market exceeds Fifty Billion Dollars ($50,000,000,000). Expert's estimate that gaming revenues derived from just Internet gaming revenues will exceed Eight Billion Dollars by the year 2000. The integrated Interactive gaming & wagering (Network gaming terminals, lotteries, Internet, telephone) revenues will far exceed that amount.

         The existing customer base from the established gaming and wagering marketplace will be where the vast majority of these new revenues are derived. Building upon the gaming industry's high customer loyalty level, the existing gaming operators will be able to launch a new generation of gaming & wagering products to it's player base.

GROWTH STRATEGY
---------------

         The Company's current plan of operations is to expand its current worldwide account base by offering a complete Interactive gaming & wagering product line. We will also seek to expand upon its current Information Technology products and services in the form of international acquisition with or merger into existing operations. Achieving market acceptance for our services and products will require substantial marketing efforts and the expenditure of significant funds to create awareness and demand.

MARKETING
---------

         Our President and Chief Executive Officer runs the marketing effort. We currently employ a direct sales team directed primarily to casino operators and duly licensed sports books throughout the Caribbean, Central & South America and Europe. We want to expand direct sale coverage to the Australian-Asian and African markets by having locally based operations in each region.

TRADEMARKS
----------

         We market our services utilizing various names. We are currently in the process of registering the following trademarks recognizable in the United States: AIE(TM), Internet Casino Extension(TM), ICE(TM), webSports(TM), realSports(TM), Indian Casino Extension(TM), Internet Charity Extension(TM) and Hotel Hotlinks(TM). We have no patents but we claim copyrights on our software products.

REGULATORY MATTERS
------------------

         The legality of gaming through the use of the Internet is uncertain at this point. Since the sale of a foreign subsidiary which ran a sports book (see Recent Developments), we do not operate virtual casinos or Internet sports books. However, sales of our products depend on the continued international growth of virtual casinos and Internet sports books. A number of United States federal and state statutes could be construed to prohibit gaming through use of the Internet. While we focus our sales and marketing efforts in jurisdictions that allow private network and Interactive gaming which include Australian, Caribbean, African and American gaming markets, we can not be sure that international, federal, state or local laws or regulatory procedures, including those which relate to the issue of jurisdiction over gaming on the Internet, which would be bad for our business, financial condition, results of operations or prospects will not be expanded or imposed.

COMPETITION
-----------

         We compete with other companies involved in the development and marketing of gaming related entertainment and Information products and services. We face intense competition in connection with our gaming operations. We believe that our Internet casino and sports book products currently compete with four
(4) companies. We continue to face increasing competition from both established and newly emerging operations in both the United States and elsewhere. There are numerous casinos and sports books currently operating over the Internet, many of which use software developed for their own purposes. We believe that some of these operators may decide to offer to sell their software to other casino and sports book operators in the future. Our gaming products also compete with other forms of gaming activities, including state-sponsored lotteries and horse racing and competes for discretionary spending with other leisure time activities and alternate forms of entertainment. While competition for Interactive Gaming is intense, our marketing approach is unique in that the major marketing & sales focus is with the established gaming and wagering marketplace.

EMPLOYEES
---------

         As of November 16, 1998, we had thirty (30) full-time  employees  (nine
(9) employed by EmiNet), of whom two (2) were software engineers. None of our employees is covered by a collective bargaining agreement or is a member of a union. We may also employ full-time and part-time consultants on an as-needed basis. We consider our relationship with our employees to be satisfactory.

LEGAL PROCEEDINGS
-----------------

         The Company is a party to pending litigation, both as plaintiff and defendant. However, we believe that said litigation will not hurt our operations or financial condition.

RECENT DEVELOPMENTS
-------------------

         In December 1997, we sold Australian Advisers 100,000 shares of Common Stock of the Company pursuant to the completion of its S-8 Registration Statement for $3.00 per share, these shares were issued and held in escrow until the closing in January 1998. Australian Advisors continues to render valuable consulting services to us.

         On April 3, 1998, the Company entered into a Securities Purchase Agreement for the sale of $500,000.00 of a newly created 5% Convertible Preferred Stock. The Agreement also grants the purchaser the right to purchase up to an additional $2,500,000.00 in said class of securities at market prices. The Convertible Preferred Stock is convertible into our common stock at the purchaser's option. When the Securities Purchase Agreement was signed, we entered into an agreement with the Purchaser to register all of the shares of the purchased securities and the Common Stock that may be issued pursuant to the exercise of the Purchaser's conversion rights. We agreed to and did file a registration statement with the Securities and Exchange Commission for the registration of the shares of above securities and the shares of Common Stock issuable upon exercise of the Purchaser's conversion rights and to maintain the effectiveness of such registration statement for the term of the above Agreement. We believe that, during the period of effectiveness of the above registration statement, the Purchaser may convert the securities to Common Stock and sell all or any of the shares of Common Stock without restriction.

         On April 30, 1998, we entered into a Securities Purchase Agreement with Hosken Consolidated Investments, Ltd., ("HCI") a South African corporation for the purchase of 1,000,000 shares of our Common Stock at $4.00 per share. HCI is engaged in the technology industry, including cellular, telecommunications, video gaming and media.

         In a simultaneous transaction, HCI has subscribed for 25% of our South African subsidiary, Atlantic International Entertainment, Ltd. South Africa. HCI received its equity in consideration for its services to be rendered related to introducing us to the South African gaming and wagering community.

         On August 24, 1998, our wholly-owned subsidiary, AIE, Australia, Ltd. submitted an offer for the acquisition of an Australian listed company, Coms21. We will offer Coms21 shareholders the equivalent of $.70 AUD per share in the form of our U.S. shares. We eventually accepted approximately 12,000,000 shares of Coms21 in exchange for approximately 1,200,000 shares of our common stock and therafter withdrew our offer for the rest of the Coms21 stock.

         We have recently added three new directors to our Board of Directors. In addition, we have recently begun discussions with various individuals regarding the formation of an advisory board. The Company anticipates that the advisory board will be formed in the near future. Among the employees hired during 1997, was Karen Welch, as Senior Vice President for Operations and General Manager. Ms. Welch was formerly with IBM. On April 14, 1998, in anticipation of increased business activity, we engaged Harry Winderman as General Counsel. Mr. Winderman has degrees in law, tax and business administration and has practiced law for over twenty years. In addition, Mr. Winderman is an adjunct professor at Florida Atlantic University.


INFORMATION PRODUCTS & SERVICES
THE EMINET DOMAIN

         The Company's focus outside of Interactive gaming & wagering is in Information Technologies ("IT"). In March, 1997, The EmiNet Domain, Inc. was acquired as our first IT asset. All non-Interactive gaming projects and activities were placed under the supervision and direction of The EmiNet Domain, Inc. EmiNet seeks to expand its current product line and is exploring Internet Telephony and Internet financial transaction products to offer the market in 1999.

REALSPORTSTM
----------

         The Eminet Domain offers an information service on the Web called "realSportsTM." This service provides real-time odds, scores and other sports wagering information and is free of charge to users. We anticipate generating revenues from this service by selling advertising space to companies wishing to target their marketing to sports fans and individuals who wager on sporting events. We use this service to promote visits to model sites established for its ICETM, webSportsTM and Internet related products.

         On January 31, 1997, we entered into an agreement to purchase all of the shares of The EmiNet Domain, Inc. ("Eminet"). The purchase price for the shares was $2,020,000 payable by the issuance and delivery to the shareholders of Eminet or their designees of a minimum of 200,000 shares of fully-paid and non-assessable shares of Common Stock at the market value as of January 31, 1997 and $20,000 cash payable at March 31, 1997. Eminet provides monthly Internet service to approximately 1,000 subscribers. The current equipment and personnel are capable of handling up to 2,500 subscribers without upgrades. As additional profit centers, EmiNet hosts and programs web sites for businesses and individuals, provides networking design and services and sells computer and networking equipment.

         The EmiNet Domain ("EmiNet") is a wholly owned subsidiary of Atlantic International Entertainment, Ltd. with its offices in Boca Raton. On December 31, 1997 EmiNet had approximately 10 employees. At present, EmiNet is one of the leading South Florida Internet Service Provider ("ISP") with a network infrastructure comprised of a leased high speed fiber optic backbone, computer hardware and software, and points of presence ("POPs") in 18

South Florida cities providing access availability to thousands of customers from Miami to Northern West Palm Beach cities. EmiNet was recently ranked number three in South Florida by the South Florida Business Journal. EmiNet outranked all of the Ft. Lauderdale (Broward County) ISP's. EmiNet currently offers a wide range of Internet products as a full service Internet company. Those products include dial-up access, dedicated high speed access, Integrated Services Digital Network ("ISDN") service, fractional T1's (transmissions speed up to 1.54 megabits per second), Flex 56 (enhanced speed modem services), and other Internet related services to businesses and individuals including World Wide Web ("Web") services, which includes Web design/development and a significant amount of Web hosting, data services and network frame relay services. EmiNet attempts offering exemplary customer service at competitive prices. EmiNet's high speed, digital telecommunications network provides subscribers with direct access to the full range of Internet applications and resources in E-Mail, World Wide Web sites, USENET newsgroups and FTP software. EmiNet is one of only a handful of ISP's that offer co-location services. EmiNet continues to experience growth in various areas of its subscriber base.

MEDICAL PRODUCTS

         In February 1998, we entered into an agreement with ELG Health Management Services to market the Atlantic International Medical ("AIM") products & services. Atlantic is currently focused on Interactive gaming & wagering and Information Technology. The agreement with ELG will enable us to benefit from earlier efforts while not allocating additional resources in a non-core business. ELG will provide Atlantic 40% of the net profits from the sale and distribution of medical products. ELG is developing a global distribution network for medical testing devices (e.g., HIV, pregnancy, drug abuse, hepatitis, etc.) and other medical products.

         ELG, through AIM, markets distributorships for American manufacturers of medical testing and diagnostic kits and other medical products throughout the world. AIM acts as a broker between the manufacturer and distribution companies located in foreign countries. AIM does not resell products but simply collects a commission for taking an order from the distributor and placing the order with the manufacturer. This approach limits the risks associated with inventory and product liability and keeps overhead and direct costs to a minimum.

INTERNET INDUSTRY OVERVIEW

         The Internet had its origins in 1969 as a project of the Advanced Research Project Agency ("ARPA") of the U.S. Department of Defense. The network established by ARPA was designed to provide efficient connections between different types of computers separated by large geographic areas and to function even if part of the network became inoperative. Historically, the infrastructure was used by academic institutions and governmental agencies for remote access to host computers and electronic mail communications. Accordingly, the U.S. government historically provided the majority of funding for the infrastructure. However, as the modern Internet developed and became commercial, funding shifted to the private sector. The number of worldwide Internet users continues to increase significantly. In a recent government study, it was stated that traffic on the Internet doubles every 100 days. Business use is growing the faster and as many as 62 million Americans now have Internet access. In addition, the number of domains registered, which EmiNet believes is a forward-indicator of activity on the Internet, has increased at a rapid pace. EmiNet believes that there are several key drivers responsible for the rapid proliferation of Internet use:

         SERVICE QUALITY: Quality is the differentiating aspect that sets EmiNet apart from the other carriers.

         IMPROVING PERFORMANCE - There have been significant bandwidth, communications, and price/performance improvements in communications over the Internet. These developments make the Internet an increasingly attractive medium for conducting business, adding convenience, and attracting more users.

         HIGH SPEED MODEMS - As the installed personal computer ("PC") base has grown, it has become increasingly common for those PCs to have a modem connection. Many new computers now have higher speed, pre-installed modems, such as a K56 Flex, allowing connections to be made even more easily.

         IMPROVED CONTENT - As the Internet grows new information and services available on the Internet have attracted attention and created a more widespread appeal.

         EXPANSION OF LANS AND WANS - Corporate, government, and educational local area networks ("LANs") and wide area networks ("WANs") are expanding and these installed networks enable multiple users to be connected to the Internet through a single point of contact. Therefore, the actual number of Internet users connected through these LANs and WANs greatly exceeds the number of connection points.

         EXTRANET - Businesses can set up a proprietary Network or Virtual Private Network ("VPN") using the Internet. A VPN is a secure and cost effective means of data communication.

         EXPECTATIONS FOR ELECTRONIC COMMERCE OVER THE INTERNET - With the increased recognition of the Internet's potential as a medium for marketing and purchasing, a growing number of companies are initiating or expanding their use of the Internet for commercial purposes. The United States Department of Commerce stated that 10 million North Americans made purchases over the Internet by the end of 1997.

         DRAMATIC INCREASE IN NAVIGATIONAL AND UTILITY TOOLS - The proliferation and improvement of software tools and browsers, which facilitate Internet use, have attracted more users. The World Wide Web browsers and other user-friendly interfaces have made it easier for users to access desired information on the Internet.

A convergence is occurring in the Internet industry as more traditional Internet providers become communications companies and communication companies become Internet companies. These factors are creating an environment in which individuals and businesses and other organizations perceive a compelling need to establish Internet access and an Internet presence. EmiNet believes that its Internet access, Web services and value-added service offerings are particularly appealing to businesses for a number of reasons. For example, many businesses are accustomed to working with a vendor with a local presence and may prefer to contract with an Internet service provider such as EmiNet which has a local presence and the experience and reputation of providing quality and dependable service. Furthermore, many businesses have Internet requirements that go beyond the simple access that most Internet service providers offer. These Internet requirements include security, network consulting, high-bandwidth managed access and data services.

EMINET STRATEGY

         EmiNet  is   implementing   a  strategy   to  become  a  full   service
telecommunications company providing a full complement of communication services, a one-stop shop for the small and medium size business user and the consuming public. As a full service Internet provider EmiNet will continue to offer full Web services, including production of Web sites, the hosting of Web sites and the marketing of Web sites. EmiNet believes the foundation for business growth and Electronic Commerce ("E Commerce") will be through the creation, hosting and marketing of Web sites. As more companies want to sell their products and services over the Internet, the demand for Web services is expected to increase rapidly. This will require an E Commerce solution for most Web sites that will be developed for the business community. EmiNet has provided this capability to its customers and expects to expand this through additional E Commerce offerings such as ATM. Marketing will play a more important role for Web Site owners, as more people will want to monitor the activity on their site. As the demand for speed increases, EmiNet will meet the challenges of providing greater bandwidth to its customers. EmiNet will seek to meet the challenge through various types of dedicated connections at the local loop level and greater bandwidth at the backbone level.

         The cable industry faces considerable challenges to enter the Internet access market. The high cost of cable modems and the cost to upgrade systems may continue to slow that segment of the industry. Given the significant cost for the cable companies to rapidly deploy Internet services over coaxial cable, the traditional wire line carriers will remain the dominant providers of Internet access in the near term.

         IP Telephony is an anticipated source of potential revenue enhancement for EmiNet. It will become more prevalent in its use for companies and people who want a low cost solution to long distance telephone communication. EmiNet has been evaluating the WebPhone product by a local company Netspeak.

         EmiNet also recognizes the increased security requirements being demanded by some of their medium to large customers. This coming year, they will begin offering security services, which include: producing security documents, installing and configuring firewalls, and for those who request it, EmiNet will remotely manage the customer's firewall.

         Additionally, vertical markets are becoming more and more important in expanding the level of services. This coming year will see EmiNet enter the world of documents on demand. This is extremely important as the revenues comes from a per page fee per year. This leads to a reoccurring revenue stream, which fits nicely with the many law offices, legal offices and small business which currently are EmiNet customers.

EMINET SERVICES

         EmiNet primarily provides two high quality services which it believes, are competitively priced: Internet access service and Web services. Internet access services can be divided into two basic categories: personal accounts for individuals and small businesses that connect to the Internet via a modem (referred to as "dial-up" accounts), and high speed dedicated accounts (principally for medium to large business users) that connect to the Internet via dedicated telecommunications lines. Dial-up subscribers can access the Internet by calling EmiNet's local POPs. EmiNet's dedicated accounts consist of subscribers that desire to connect internal computer networks to the Internet.

         EmiNet offers a wide variety of service options, which vary in price depending upon the features included and the data rate, the amount of space, or bandwidth, of the connection. EmiNet bills its Internet access subscribers monthly, quarterly or annually in advance. A significant percentage of individual accounts are billed automatically through pre-authorized credit card accounts. EmiNet also provides complete installation services, sales of turnkey networking equipment, education and training services, through their technical support and network monitoring support teams.

         Web services can also be divided into three basic categories: Web hosting services and Web production (or content) and Web Marketing. EmiNet designs Web sites and performs additional programming for Web sites on behalf of its business subscribers. Charges for Web site design and programming vary widely with the size and complexity of the project. EmiNet's Web services produce Web sites that make use of original graphic arts, interactive forms, data base queries and search engines. EmiNet hosts a substantial number of Web sites on behalf of its customers enabling them to have a continued presence on the Internet. In addition, EmiNet offers its customers a marketing strategy to insure that their Web sites are visited by potential customers.

ON-LINE NETWORK REPORTS

         EmiNet operates a password-protected on-line network reporting service and provides a report to all customers on the traffic and performance of both EmiNet's network and the client's Web page hits.

TRAINING

         EmiNet provides on site training or one on one training in their offices.

NETWORK  INFRASTRUCTURE

         EmiNet believes that its future success in the Internet access services market depends in part on its ability to enhance its current service offerings for individuals and businesses and to advance the capabilities and capacity of its telecommunications network. EmiNet operates Ten (10) PRI circuits and Three T-1 lines that simultaneously supports Frame Relay, Integrated Services Digital Network ("ISDN"), and Asynchronous Transfer Mode ("ATM") on a single platform. EmiNet installed these PRI's in various locations in the cities of Palm Beach, Boca Raton, Ft. Lauderdale and Miami. These PRI's are interconnected via an ICI network.

         EmiNet is continuing to optimize and increase the capacity and capabilities of its telecommunications network. EmiNet currently is working to increase its speed, reliability, and network fault tolerance. EmiNet operates a data center, which is located in their Boca Raton office. This facility not only provides redundancies and stability to our network, but also allows EmiNet to make this facility available to those clients that want the ability to collocate their Web servers in the data center and pay EmiNet for use of the facility and gain high bandwidth access to the Internet.

OPERATIONS AND CUSTOMER SUPPORT

         EmiNet has approximately 3 employees dedicated to technical dial-up support, commercial account support, network operations and customer service.

SALES & MARKETING

         EmiNet's growth in its subscriber base is attributable to word-of-mouth referrals primarily in the individual dial-up market. EmiNet has a direct sales group in order to support a strong focus on business customers. EmiNet is delivering high-speed Internet access solutions and Web services to business customers in its regional markets and is differentiating itself through a non-site consultative approach, high-quality services and exemplary customer service.

         EmiNet believes that its ability to differentiate itself from the national Internet access providers, long distance providers and regional telephone companies can best be achieved in the business market by becoming a one stop shop and providing the highest quality of service at competitive prices.

         EmiNet intends to increase its advertising and to maximize the amount of local newspaper, yellow pages support with press releases and interest articles on EmiNet.

COMPETITION

         The Internet connectivity business is highly competitive, and there are no substantial barriers to entry. EmiNet believes that competition will intensify in the future and its ability to successfully compete depends on a number of factors including market presence, the capacity, reliability, and the security of its network infrastructure, its pricing of services compared to its competitors, the timing of new products and services by EmiNet and its competitors, EmiNet's ability to react to changes in the market, and industry and economic trends. EmiNet's competitors and positioning was recently published in the March 13th, 1998 issue of the South Florida Business Journal. The number one (Icanect) is located in Miami and has 17,000 subscribers primarily in the Miami and Southern portion of Ft. Lauderdale. The number two (Florida Internet) is in West Palm Beach and extends Northward and has 7,000 subscribers. EmiNet is conveniently located in Boca Raton and address the northern Ft. Lauderdale and Southern Palm Beach area with 4,000 potential subscribers. Numbers 4 through 10 in the survey are all located in Broward county with four in Ft. Lauderdale, one in Hollywood and one in Plantation ranging from 1500 subscribers to 500.

         We lease approximately 5,150 square feet of office space in Boca Raton, Florida pursuant to a lease expiring on September 30, 2002 with a monthly rent of approximately $9,100. We believe that our existing facilities are adequate for our current needs and that additional facilities in its service area are available to meet future needs. Eminet leases separate facilities in Boca Raton of approximately 4,000 square feet, with monthly rent of $7,700.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

            Our directors and executive officers and their positions with us are set forth below.

          NAME                         AGE      POSITION

          Norman J. Hoskin              63      Chairman of the Board, Secretary
                                                and Treasurer

          Richard A. Iamunno            40      President, Chief Executive
                                                Officer, Principal
                                                Financial Officer and Director

          Steven D. Brown               51      Director

          Martin V. McCarthy            42      Director

          Jeffrey L. Hurwitz            42      Director

          Marcel Golding                38      Director

          Dr. Leonard Haimes            70      Director

         NORMAN J. HOSKIN has served as the Chairman of the Board, Secretary and Treasurer since July 16, 1996 and served as Chairman of the Board, Secretary and Treasurer of Atlantic since its inception in 1994. Mr. Hoskin served a Senior Vice President of Rentar Industries Group from 1972 to 1982, one of the largest transportation, warehousing and banking conglomerates in the United States. Mr. Hoskin was former Chairman of the Board of Tapistron International and Director and Officer of Trinitech System, Aquacare Systems, Consolidated Technologies , Spintek Gaming and American Artists Corporation . Mr. Hoskin is also a Director and Secretary of Aqua Care Systems.

         RICHARD A. IAMUNNO has served as a Director, the Chief Executive Officer and President since July 16, 1996 and served as a Director, the Chief Executive Officer and President of Atlantic since its inception in 1994. Prior to starting our business, Mr. Iamunno was President of Ameristar International, an investment banking firm which provided European-based companies with merger assistance into the U.S. public marketplace from December 1992 to June 1994. Mr. Iamunno's business experience includes positions as Senior Director of Marketing and Vice President of Western Union Corporation. Mr. Iamunno has in the past served as a Director of Tapistron International, as a Director and officer of Trinitech Systems, Inc.. Mr. Iamunno earned his Business degree from Drake University in Des Moines, Iowa.

         STEVEN D. BROWN was appointed a Director on July 16, 1996. Mr. Brown is the Chairman of American Artists Film Corporation, A Georgia-based public Company. Since 1989, Mr. Brown has been active in the development of feature film projects, through Movie America Corporation, a Georgia corporation which Mr. Brown helped organize and for which he served as President and Director until leaving that Company in 1991 to found American Artists Film Corporation.

         MARTIN V. MCCARTHY was appointed a Director in March of 1998. Mr. McCarthy was the President and CEO of IDD Enterprises, L.P. We was recently sold to Dow Jones and Company. Mr. McCarthy has been a pioneer in the online world for almost two decades. He has led organization of scale that have created, commercialized and deployed leading edge technologies in the areas of communications, information services and transactions. Prior to joining IDD in 1988, Mr. McCarthy served as Vice President, Office Message and Information Services at Western Union and was the youngest corporate officer in the firm's 130 year history. Mr. McCarthy has an MBA from Harvard University.

         JEFFREY L. HURWITZ was appointed a Director in March of 1998. Mr. Hurwitz had been the Managing Director of South African based Clinic Holdings since 1987. While at Clinic Holdings, it grew to 26 Hospitals with annual turnover of over $370,00,000. In November 1997 Mr. Hurwitz left Clinic Holdings under the terms of Agreement of Sale. Prior to Clinic Holdings, Mr. Hurwitz was employed as a Chartered Accountant with Deloitte & Touche. Mr. Hurwitz graduated from the University of Witwatersrand in South Africa with degrees in Commerce and Accounting.

         MARCEL GOLDING was appointed a Director in August of 1998. Mr. Golding is Chairman of Hosken Consolidated Investments (HCI) and Softline Holdings, as well as being a Director of JCI and Global Capital, which are all listed companies on the Johannesburg Stock Exchange. In addition, he was the founding chairman of the Mineworkers Investment Company (linked to the National Union of Mineworkers), one of the two pioneering trade union investment companies in South Africa. He was elected the first Deputy General Secretary of the union in 1987 at the age of 26, and was re-elected on three additional occasions to this post of the Country's largest trade union. From 1994 to 1997 he served as a Member of Parliament, where he chaired the Minerals and Energy Committee and the Audited Commission, the oversight committee of the office of the Auditor-General. Mr. Golding holds a post graduate degree from the University of Cape Town.

         DR. LEONARD HAIMES was appointed Director in October of 1997. Since 1985, Dr. Haimes has been the Medical Director at the Haimes Centre Clinic in Boca Raton, Florida. As an expert in alternative care & medicine, Dr. Haimes is an often featured media speaker in the United States and Internationally. Dr. Haimes was formally the Chief of Staff of the Nevada Clinic of Preventative Medicine. Dr. Haimes has a medical degree from Hahnemann Medical College in Philadelphia, PA.

EXECUTIVE COMPENSATION
----------------------

The following table sets forth the total compensation for our executive officers during the year ended December 31, 1998, 1997 and 1996. No other executive officer's salary and bonus exceeded $100,000 for services performed for us during such years.

                           SUMMARY COMPENSATION TABLE

    NAME AND
 PRINCIPAL POSITION             YEAR         SALARY($)           BONUS($)

Richard A. Iamunno,             1998         $ 144,000             -0-
  President and Chief           1997         $  91,000             -0-
  Executive Officer                                                -0-




Norman J. Hoskin,               1998         $ 144,000             -0-
  Chairman  of the Board        1997         $  91,000             -0-

            The columns for "Other Annual Compensation" and "Long-term Compensation" have been omitted as there is no compensation required to be reported in such columns. The aggregate amount of perquisites and other personal benefits did not exceed the lesser of $50,000 or 10% of the total of salary and bonus. In addition, the Option Grants in Last Year Table and Aggregated Option Exercises in Last Year and Year End Option Values Table have been omitted as the above named executive officer was not granted any options during the last year and owns no options.

BOARD OF DIRECTORS COMPENSATION

         We do pay directors who are also executive officers for service on the Board of Directors. Directors receive $1,500 per meeting and are reimbursed for their expenses incurred in attending meetings of the Board of Directors.

LONG-TERM INCENTIVE AND PENSION PLANS

         We do not have any long-term incentive or defined benefit pension plans.

OTHER

         No director or executive officer is involved in any material legal proceeding in which he is suing us or he will receive a benefit from the legal proceedings.

EMPLOYMENT AGREEMENTS

         We currently have employment agreements with Messrs. Iamunno & Hoskin pursuant to which they will continue to serve as our President and Chief Executive Officer, Chairman of the Board, Secretary and Treasurer respectively. It is anticipated that as compensation for their services, we will pay Messrs. Iamunno and Hoskin base salaries of $144,000 each per annum, respectively which shall be subject to annual increases of 10%. The agreements will continue for three years and will expire in the year 2000. Other than the aforementioned agreements, we have not entered into any other employment agreement with any of its officers, directors or any other persons and no such agreements are anticipated in the immediate future.

Board Committees and Compensation

INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Our Charter and Bylaws provide that we shall indemnify all directors and officers to the full extent permitted by the Delaware Corporation Law. Under such provisions, any director or officer who, in such person's capacity as such, is made or threatened to be made a party to any suit or proceeding, may be indemnified if the Board determines such director or officer acted in good faith and in a manner such director reasonably believed to be in or not opposed to our best interest. The Charter, Bylaws, and the Delaware Corporation Law further provide that such indemnification is not exclusive of any other rights to which such individuals may be entitled under the Charter, the Bylaws, any agreement, any vote of stockholders or disinterested directors, or otherwise.

         We have power to purchase and maintain insurance on behalf of any person who is or was our director, officer, employee, or agent, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against any expense, liability, or loss incurred by such person in any such capacity or arising out of his status as such, whether or not we would have the power to indemnify such person against such liability under Delaware law.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of August 12, 1998, information regarding the beneficial ownership of our Common Stock by each person we know to own five percent or more of the outstanding shares, by each of the directors and officers, and by the directors and officers as a group. As of December 31, 1998, there were outstanding 12,130,307 shares of our Common Stock.


Name and Address of Beneficial Owner(2)     Amount of
                                            Beneficial              Percent of
                                            Ownership               Class

Norman J. Hoskin                            1,115,935               11.53%

Richard A. Iamunno                          1,133,270               11.71%

Steven D. Brown                                50,000                0.52%

Martin V. McCarthy                             10,000                0.10%

Jeffrey L. Hurwitz                               N/A

Dr. Leonard Haimes                              8,333                0.09%

The AWIXA Trust                             1,161,536               12.0%
C/o Mello, Hollis, Jones & Martin
31 Church Street
Hamilton, Bermuda

The Kunni Lemmel Trust                      1,154,868               11.94%
C/o Mello, Hollis, Jones & Martin
31 Church Street
Hamilton, Bermuda

All Officers and Directors as a Group       2,317,538               23.95%
(7 persons)

(1) Beneficial ownership has been determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934. Generally, a person is deemed to be the beneficial owner of a security if he has the right to acquire voting or investment power within 60 days.

(2) Unless otherwise indicated, all addresses are at our office at 200 East Palmetto Park Rd., Suite 200, Boca Raton, Florida 33432.


                          DESCRIPTION OF CAPITAL STOCK

         We have an authorized capital of 100,000,000 shares of Common Stock, par value $0.001 per share, and 10,000,000 shares of Preferred Stock, par value $0.001 per share. As of August 5, 1998, 12,130,307 shares of Common Stock were outstanding, held of record by 827 persons, and 10,000 shares of Preferred Stock were outstanding.

Common Stock

         The holders of Common Stock are entitled to one vote per share on all matters voted on by stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by the Board with respect to any series of Preferred Stock, the holders of Common Stock exclusively possess all voting power. Subject to any preferential rights of any outstanding series of our Preferred Stock, the holders of Common Stock are entitled to such dividends as may be declared from time to time by the Board from funds available for distribution to such holders. No holder of Common Stock has any preemptive right to subscribe to any securities of ours of any kind or class or any cumulative voting rights. The outstanding shares of Common Stock are, and the Shares, upon issuance and sale as contemplated hereby will be, duly authorized, validly issued, fully paid and nonassessable.

Convertible Preferred Stock

         Shares of our Convertible Preferred Stock have been issued solely to the Shaar Fund pursuant to a Securities Purchase Agreement filed with the Securities Exchange Commission as part of our recent 10KSB. The Shaar Fund has purchased a total of $1,000,000 of the Preferred Stock and has an option to purchase another $1,500,000. The Shaar Fund has the right to convert the Convertible Preferred Stock for the Common Stock based on a formula which roughly equates to 78% of the trading price for our Common Stock on an average of several business days. The holder of the Convertible Preferred Stock has the right to require registration of the Common Stock into which the Convertible Preferred Stock may be converted.

Other Preferred Stock

         We may issue other preferred stock of a different class from time to time in one or more series. The Board of Directors is authorized to determine the rights, preferences, privileges and restrictions granted to, and imposed upon, any series of Preferred Stock and to fix the number of shares of any series of Preferred Stock and the designation of any such series, subject to the consent of the existing holders of Preferred Stock in certain instances. The issuance of Preferred Stock could be used, under certain circumstances, as a method of preventing our takeover and could permit the Board of Directors, without any action of the holders of the Common Stock to issue Preferred Stock which could have a bad effect on the rights of holders of the Common Stock, including loss of voting control. See "--Certain Provisions of our Charter and Bylaws and of Delaware Law" and "Risk Factors--Certain Anti-Takeover Provisions."

Registration Rights

         Following this offering, no shareholders of our Common Stock will have rights to register those shares for sale to the public under the Securities Act of 1933, as amended (the "Securities Act").

Certain Provisions of our Charter and Bylaws and of Delaware Law


         General

         Our Charter and Bylaws contain certain provisions that could make difficult the acquisition of control of us by means of a tender offer, open market purchases, proxy fight or otherwise. These provisions may discourage certain types of coercive takeover practices and inadequate takeover bids and encourage persons seeking to acquire control of us first to negotiate with us. We believe that the benefits of its potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to take over or restructure us outweigh the disadvantages of discouraging such proposals because, among other things, negotiation of such proposals could result in an improvement of their terms. See "Risk Factors--Certain Anti-Takeover Provisions."

         Our Certificate of Incorporation and By-laws contain certain provisions which may deter, discourage, or make more difficult the assumption of control of us by another corporation or person through a tender offer, merger, proxy contest or similar transaction or series of transactions. These provisions include an unusually large number of authorized shares of Common Stock (100,000,000) the authorization of the Board of Directors to issue Preferred Stock as described above and the prohibition of cumulative voting. The overall effect of these provisions may be to deter a future tender offer or other takeover attempt that some shareholders might view to be in their best interest as the offer might include a premium over the market price of our capital stock at the time. In addition, these provisions may have the effect of assisting our current management in retaining its position and place it in a better position to resist changes which some stockholders may want it to make if dissatisfied with the conduct of our business. See "Risk Factors - Certain Anti-Takeover Provisions."

Set forth below is a summary of certain provisions in the Charter and Bylaws.

         Delaware General Corporation Law

         We are subject to the provisions of Section 203 of the Delaware Corporation Law. Section 203 provides, with certain exceptions, that a Delaware corporation may not engage in any of a broad range of business combinations with a person or affiliate or associate of such person who is an "interested stockholder" for a period of three years from the date such person became an interested stockholder unless (i) the transaction resulting in a person's becoming an interested stockholder, or the business combination, is approved by the board of directors of the corporation before the person becomes an interested stockholder; (ii) the interested stockholder acquires 85% or more of the outstanding voting stock of the corporation in the same transaction which makes it an interested stockholder (excluding certain employee stock plans); or
(iii) on or after the date the person becomes an interested stockholder, the business combination is approved by the corporation's board of directors and by the holders of at least 66 2/3% of the corporation's outstanding voting stock at an annual or special meeting, excluding shares owned by the interested stockholder. An "interested stockholder" is defined as any person that is (x) the owner of 15% or more of the outstanding voting stock of the corporation or
(y) an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three year-period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder.


         Limitations on Directors' Liability

         The Charter contains provisions to (i) eliminate the personal liability of its directors for monetary damages resulting from breaches of their fiduciary duty (other than breaches of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, violations under Section 174 of the Delaware Corporation Law or for any transaction from which the director derived an improper personal benefit) and
(ii)  indemnify its directors  and officers to the fullest  extent  permitted by
Section 145 of the Delaware Corporation Law, including circumstances in which indemnification is otherwise discretionary. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. We believe that these provisions are necessary to attract and retain qualified persons as directors and officers.

                                 TRANSFER AGENT

The Transfer Agent and Registrar for the Common Stock is Continental Stock Transfer & Trust Company, New York, New York.

                              CHANGE OF ACCOUNTANTS

         On January 30, 1997, the Board of Directors dismissed Buchbinder Tunick & Company LLP as our independent accountants and on March 5, 1997 appointed Moore Stephens, P.C. as our new independent accountants. Buchbinder Tunick & Company LLP has not reported on any of our financial statements. Since, December 19, 1996 (the date on which Buchbinder was engaged as our independent accountants), there were no disagreements between us and Buchbinder Tunick & Company LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Buchbinder Tunick & Company LLP, would have caused Buchbinder Tunick & Company LLP to make a reference to the subject matter of the disagreements in connection with its reports.


                              SELLING STOCKHOLDERS

         The following table sets forth (i) the number of shares of Common Stock beneficially owned by the Selling Stockholders as of December 31, 1998, (ii) the number of Shares of Common Stock to be offered for resale by the Selling Stockholders and (iii) the number and percentage of Shares of Common Stock to be beneficially owned by the Selling Stockholders after completion of the offering. The Selling Stockholders have not had a material relationship with us during the past three years.
                                     No. of Shares
                                     of Common Stock
                                     Beneficially Owned     Percentage of Shares
            Name                     and Offered            beneficially owned
---------------------------          -------------------    --------------------
Larry John Adler                           5000                   *
Mr Darren Wayne Allen                      1820
Allied Ifs Pty Limited                     6000
Allied Systems Pty Limited                 6000
Amellen Pty Limited                       10000
Mr Mario Amoroso                          20000
Mr Ronald S Anderson &                     6000
Mr Phillip John Annett                     2000
Anz Nominees Limited                      27500
Mr David John Arney                        6000
Ashdot Pty Limited                        17000
Mr Michael Aurisch                        10000
Austen Gains Consolidated
Pty Limited                               11111
Austrust Limited                          66364
Aviva Pty Ltd                              5000
Aymjay Pty Limited                        29000
Bagden Pty Ltd                            41000
Mrs Helen Bailey                           4000
Mr Joe Bandiziol                           4000
Mr Brian Joseph Barker                     2000
Mr Trevor James Barker                     3000
Mr Raymond Vincent Barlow                  5000
Ms Jeanette B Barnes                      30000
Barrington International Pty Ltd           8000

    Mr Timothy Oliver Bayley &
    Mrs Anita Mary Bayley                 30000
    Mr Hans Helmut Beier &
    Mrs Kay Kakabok Beier                 15000
    Benefit Farm Pty Ltd                  20000
    Ms Carol Glen Bennetto                 9000
    Mrs Valerie Louise Bennetto           18000
    Mr George Berry                        5000
    Mrs Diana Bienkiewicz                  1200
    Miss Christine Patricia Biggs          8300
    Miss Jennifer Ann Biggs               26500
    Miss Margot Jane Biggs                11500
    Birapoint Pty Ltd                     15000
    Mr William Nicholas Blandford          1000
    Mr Willi Boehm                        90909
    Dr Graham Ross Bonnette                1000
    Mr Andrew Boorer                       9000
    Mr Christopher Booth                   1500
    Bow Lane Nominees Pty Ltd            837000
    Mr Darryl Bowling                     10000
    Mrs Judith Dianne Bowling             10000
    Mrs Wendy Leak Bradford                3300
    Mr Nicholas Brinkley                   1000
    Mr Adam Brown                         50000
    Ms Bernice Olive Brown                 4000
    Mr Derek Brown                         1000
    Mr Gavin Buchanan                      1000
    & Miss Gloria Carolyn Dawn
    Burn                                   5000
    Mr Mervyn Leighton Harold              7000
    Busmack Pty Limited                   10000
    Mrs Doris Butler                       2000
    Mr Troy Steve Butler                   2000
    Mr Terence Peter Buxton                 550
    Mr Desmond Andrew Byrne
    & Mrs Gloria Blanche Byrne            11100
    Mrs Dorothy Cairns                     3500
    Mr Sean Douglas Cairns                 7270
    Mr Edmund J N Callanan                 3000
    Mr Celeste Camillo                     1000
    Mr Per Ejner Carlsen                  10000
    Mrs Fay Dawn Carrick                  30000
    S J Casher                             4400
    Mr Tony Raymond Castleman             89200
    Mr Albert Cavallo &
    Mrs Giulia Cavallo                     3000
    Celere Pty Limited                    20000
    Cglw Nominees Pty Ltd                  5000
    Chase Manhattan Nominees Limited      20000
    Mr Ming Fat Chen                      12000
    Mrs Edna Chien                        25000
    Mr Barry James Christie                8000
    Mrs Sok Ngy Chung                     66000
    Citicorp Nominees Pty Limited        112200
    Mr John Cleave Clemow &
    Mrs Lynn Roberta Clemow                4300
    Mr Frank Coker &                       1000
    Mrs Annette Coleman                    8000
    Mr George Austin Colman                4000
    Mr Nicholas Antony John Connor        10527
    Mr Timothy Connor                     10356
    Mr Mauro Consalvi                     10000
    Mrs Jeanette Patricia Cooper           1950
    Mrs Jennifer Cooper                    1000
    Ms Nadina Cooper                        200
    Coppertech Pty Ltd                    72000
    Mr Michael Wayne Cottier               2000
    Mr Alan John Couch                     2250
    Mr Ian Crabb                           2000
    Mr Ian Maxwell Crabb                  12500
    Mr Thomas Macdonald Crabb             10000

    Mr Noel Gregory Craske &
    Ms Margaret Irene                     10000
    Cush Timbers Pty Ltd                  85000
    Mr Ian Cuthbertson                     5000
    Mr Ian Robert Cutmore                  1052
    Mr Brett Lionel Dale                   4500
    Data Channel Pty Limited              20000
    Mr Neil Alan Davidson                  2000
    Mr Martin Davies                       2000
    Mr Allan George Davis                   800
    Mr Christopher Day                    10000
    Ms Pauline Ann Day                    10000
    Ms Hazel Claire Deane &
    Mr Daine Deane & Ms Nicky Deane       11372
    Mrs Annette Cecilia Debenham           8000
    Mr Barry Allan De Crummere             4000
    Moira Charlotte De Steiger             5000
    Mr Mark Dixon                          4000
    Mr Raymond Doak &
    Mrs Alysum Doak                        6000
    Mr Robert Irvin Doig                   8000
    Mr Ronald Munro Don                    5000
    Mr Kenneth Edward Dorrell             12000
    Double Green Pty Ltd                  40000
    Drilling Investments Pty Ltd          29000
    Drilling Investments Pty Ltd         160000
    Mr Arthur Kent Duffield &
    Mrs Marjorie Duffield                  6000
    Mr Warren Dunbar                       5000
    Mr Ronald Stanley Dupen
    & Mrs Rondalyn Dupen                  15000
    Duskdell Pty Limited                  20000
    E & A Frino Pty Limited               10000
    Mr Neville Frank East &
    Mrs Pamela East                        8000
    Edenlee Pty Ltd                       20000
    Ms Christine Egan                      5000
    Mrs Sandra Joan Emery                 10000
    Fabemu No 2 Pty Limited              285000
    Mr Tony Farrugia                       4000
    Ms Lauren Favretto                     4000
    Ms Nicole Favretto                     4000
    Mr Peter Favretto                      4000
    Mrs Elizabeth Anne Fielding           14700
    Mr Melvin Legh Fisher                 10000
    Mrs Shirley Fladun                     2108
    Mr Richard Alan Florence               8300
    Mr Michael Daniel Flynn &
    Mrs Jann Maree Flynn                   1000
    Dr Geoffrey Hunter Ford               10000
    Mr Dario Forner                        4000
    Fos Nominees Pty Limited              10900
    Mr Russell France &
    Mrs Julie Halsall France               2000
    Mr Noel Wayne Franks &
    Mrs Marian Joan Franks                40000
    Ms Stella Rose Freund                  9600
    Mr Raymond Albert Fricker              1000
    Mr Andrew Fryer                       12500
    F W Mitchell Pty Ltd                  18000
    Sir William Gage &
    Lady Penelope Gage                    30000
    G C Black Nominees Pty Ltd            10000
    G D Braybrook Pty Ltd                 10000
    Mr Lennard Edward Genoni               2000
    Geoff Ward & Associates Pty Limited   10000
    Mr Anthony Humphrey Germain &
    Mrs Moya Soong Germain                60000
    Mr Anthony Humphrey Germain &
    Mrs Moya Soong Germain                70000
    Mr Richard Mark Germain              300000
    Giant Nominees Pty Ltd                25000
    Mr Howard William Giles                1000
    Gladewest Pty Limited                643891
    Gladstone River Pty Ltd               40000
    Miss Samantha Jane Glencross          12000

    Golsan Pty Ltd                        10000
    Golsan Pty Ltd                        10000
    Mr Olly Goodwin                       40000
    Mr Olly Goodwin                       60000
    Ms Katherine Marion Gould             20000
    Ms Belinda Jennifer Grant              8000
    Mr Peter George Gray &
    Mrs Anna Patricia Gray                30000
    Mr Peter George Gray &
    Mrs Anne Patricia Gray                10000
    Mr Paul Ellis Green                    6000
    Dr Kathleen Griffiths                  6000
    Mr Ronald Ivor Griffiths              22150
    Mr Geoffrey Allen Groth &
    Mrs Kathleen Mary Groth                3000
    Mr Mark Stephen Groves &
    Mrs Karen Patricia Groves              2500
    Ms Elina Gunawan                       1000
    Mrs Dorothy Anne Gurevitch            10000
    Mr Mark Andrew Haigh                  82000
    The Hale Agency Pty Limited          265585
    The Hale Agency Pty Ltd              355673
    Mr Michael Bernard Hale               19500
    Mr Raymond George Halford              2043
    Mr Colin James Hall                   19320
    Sydney Keith Hall                     10000
    Mr Alan Ross Hamilton                  5563
    Mrs Gloria Juliet Hammond             10000
    Dr Anthony John Hanks &
    Mrs Vicki Joyce Hanks                 25000
    Mrs Sandra Anne Harding               10000
    Ms Robin Haswell                      20000
    Ms Ronda Rosamond Hatch               20000
    Mr Rodney James Hatchett              15000
    Mr Keith Ernest Hawton &
    Mrs Lorraine Susan Hawton             56000
    Mr Keith Ernest Hawton &
    Mrs Lorraine Sue Hawton               54000
    Ms Marlene Hay                        10000
    Mr Paul Anthony Heath &
    Mrs Genevieve Maria Heath              3900
    Mr John Lewis Henden                   3000
    Mrs Gisella Henry                      2750
    Mrs Mary Heron 10000
    Mr Christopher James Hing             20000
    Mr Ian Harold Hobbs                   12000
    Mr Rodney Mark Hobbs                   2000
    Dr Trevor Ian Hobbs                   10000
    Dr Trevor Ian Hobbs                   10000
    Mrs Marlene Holmes                     5000
    Ms Dianne Mary Hudson                  8000
    Mr Carl Hulton &
    M/S Ann Viney                          4000
    Mr Brian Ross Humphries               10000
    Mrs Kerin Louise Hurrell              10000
    Mr Jerry Ianno                         1000
    Invia Custodian Pty Limited           46000
    Mr Andrew Rhys Jackson                10000
    Mr Graham Norman Jackson               4000
    Jadana Pty Limited                     4000
    Maj Gen William Brian James            1000
    Janase Investments Pty Limited       200019
    Mr Scott Jenkins                      15000
    John T Jennings Pty Ltd                4000
    Ms Jill Johnstone                      5500
    Mr Graham Mitchell Jones              12000
    Mr Robert James Judd                   4000
    Juletta Pty Limited                   20000
    K Biggs Enterprises Pty Limited      150000
    K Biggs Enterprises Pty Ltd          818182
    K Biggs Enterprises Pty Ltd          200000
    K Biggs Enterprises Pty Ltd           80000
    Kalina Holdings Pty Ltd               20000
    Mr Stanley Karantoni                   5000

    Mrs Erna Kathriner                     2000
    Mr Robert Charles Keyes                9300
    Mrs Patricia Rose King                10000
    Mr Robert John King                   10000
    Ms Susan Rosalie King                  4000
    Mr Richard Allen Kirby                 4400
    Kirkby Investments Pty Limited       370182
    Mr Andrew Peter Henry Kiss             5000
    Ms Anita Catherine Kuffner             8000
    Ms Anita Catherine Kuffner             5221
    Mr John Lak                            4000
    Miss Kim Elizabeth Lakatos             2000
    Mr Benjamin Lancsar                    2500
    Mrs Hui Yun Lao                        4000
    Larkdell Pty Limited                  20000
    Mr Jeremy Lasek                        2500
    Mr Yuk Wing Leung &
    Mrs Yim Ling Ho Leung                  5000
    Mrs Robyn Lucy Lewis                   2000
    Lewnor Pty Ltd                         5000
    Mr Jonathan Liew                      40000
    Mr Craig Lilienthal                    8000
    Ms Shirley May Lilienthal             18000
    Lisdoon Management Pty Ltd            45000
    Lotta Nominees Pty Ltd                18000
    Mrs Cathy Lozier                      55513
    Miss Lesley Ludkin                     1000
    Mrs Sharren Leanne Ludlow              1000
    Luton Park Pty Ltd                    12000
    Mr Blake Lynn                         10000
    Mr Andrew Grant Macdonald &
    Mrs Lisa Janet Macdonald               5000
    Mrs Joanne Mary Macdonald              2000
    Mr Anthony Magnus                     30000
    Mango Nominees Pty Ltd                30000
    Mr Robert Marr                        90000
    Mr Gary Martin                         1800
    Mr Yutaka Maruta &
    Ms Mie Urayama                        20000
    Mr Donald Mazlin                      10000
    Mr John Fitzgerald Mccarthy            3000
    Miss Inda Marie Mccauley               5000
    Mr Perry Mcgill &
    Ms Charlene Beale                      3250
    Mr Bruce Ian Mcintyre                  1000
    Mrs Gayle Magaret Mckew &
    Mr Wayne Kenneth Mckew                 2000
    Mr Michael Mclagan &
    Mrs Pat Mclagan                       20000
    Mr Michael Mclagan &
    Mrs Pat Mclagan                       20000
    Mr Barry Robert Mclean &
    Mrs Louise Mclean                      5000
    Mrs Lois Mcnamara                      6000
    Mr Mark Mcnamara &
    Mrs Maybron Mcnamara                  17365
    Mr Ewen John Mcpherson                20000
    Mr Trevor Mcpherson                  177273
    Mr John William Meads &
    Mrs Wendy Edna Meads                  40000
    Mr John William Meads &
    Mrs Wendy Edna Meads                  15000
    Mentoran Pty Limited                  20000
    Mentoran Pty Limited                  10000
    Mr David Wheeler Mercer &
    Mrs Dianne Esther Mercer              10000
    Mibran Services Pty Limited           12000
    Miss Betty Lorraine Miller            10000
    Mr Geoffrey John Mitchell              2000
    Mr Maxwell Mitchell                    2000
    Mr Gerald Chan Yin Mok &
    Miss Alza Tsui-Yan Wong                5000
    Mulbridge Pty Limited                 10000
    Mr Enoch Muriti                        2000
    Ms Derryth Nash                        7500
    Mrs Wendy Nash                         5300
    Nasir Dean Pty Limited                40000
    Nasir Dean Pty Ltd                    30000
    National Nominees Limited            110000

    Mr Atul Chandra Nayak &
    Mr Kurt Francis                        5000
    Irena Nebenzahl                       25000
    Mr John Edward Neilsen                 4000
    Mr Richard Jones Neves                 2000
    Miss Elisha Gay Newman                 1000
    Miss Erin Clare Newman                 2000
    Mr Grant Peter Newman                  3000
    Mr James Patrick Newman               10000
    Niab Holdings Pty Limited             65455
    Mr Brian Gregory Nicholls &
    Mrs Mary Nicholls                      9400
    Mr Herbert Nixon &
    Mrs Joy Nixon                          2000
    Noray Investments Pty Ltd             10000
    Noray Investments Pty Ltd             20000
    Noray Investments Pty Ltd             10000
    Noray Investments Pty Ltd             10000
    Noray Investments Pty Ltd             10000
    Noray Investments Pty Ltd             10000
    Noray Investments Pty Ltd             10000
    Noray Investments Pty Ltd             10000
    Noray Investments Pty Ltd              8000
    Noray Investments Pty Ltd              4000
    Noray Investments Pty Ltd             20000
    Noray Investments Pty Ltd             12000
    Noray Investments Pty Ltd             10000
    Noray Investments Pty Limited         10000
    Nordsvan Pty Ltd                      10000
    Mr John Frederick Nunn                 6000
    Mr Peter O'brien                      10000
    Mrs Traci Leanne O'brien              17500
    Mr Richard Charles Ochojski            8000
    Mrs Nicola Jane O'neill               45454
    Overshire Pty Ltd                     10000
    Mr Bruce Paige &
    Mr Sean Lawson                         2000
    Pal Nominees Pty Ltd                  10000
    Ms Fiona Heather Patten                4000
    Mr Robert Penfold &
    Mrs Susan Penfold                      2272
    Mr Anthony Desmond Percival            1000
    Mrs Shirley-Ann Percival               5000
    Perpetual Custodians Limited          10000
    Mrs Narelle Joan Peters                4000
    Miss Margerita Pietilainen             6000
    Mr Hugo Pikse                          4000
    Mr Beno Pipersberg &
    Mrs Evelyne Pipersberg                 7000
    Mr Shaun Polovin                       6000
    Taryn Polovin                          6000
    Mr Joseph Pongrac                      4000
    Mr Selvam Ponnuthurai                  3500
    Ponton Investments Pty Ltd            40000
    Mr Stephen John Powell                11111
    Mr John Peter Price                    3000
    Primerate Investments Pty Ltd          4000
    Mr Mark Provost                         500
    Mr Ian Pynt                           10000
    Pyrotherm Pty Ltd                     10000
    Quest Traders Pty Ltd                 10000
    Mrs Jennifer Michelle Radford         27273
    Ms Rosemary Louise Radford             6000
    Radio & Television
    Academy Pty Limited                    5000
    Ms Leanna Patricia Ralph &
    Mr Spyros Sideratos                   10000
    Ms Annette Joy Randall                 4000
    Mr Emilio Rao &
    Mrs Carmen Rao                         5000
    Raptai Holdings Pty Ltd                6000
    Ms Patricia Anne Reibelt               4000
    Mr Anton Renkema                      10000
    Mrs Llayana Valetta Richards         147000

    R J Pty Limited                       10000
    Mr Gregory Samuel Robson              13000
    Mr Gregory Samuel Robson               2633
    Mr John Leonard Maxfield Rogers
    & Mrs Sylvia Mary Rogers               5000
    Ms Sandra Rose                         4300
    Mrs Debora Kay Rossiter                1897
    R W Wilkins & Associates Pty Ltd       4000
    Ryan Consultancy Group Pty Ltd        18000
    Saltbush Nominees Pty Ltd            200000
    Sardon Investments Pty Ltd            10000
    Mr Martin Satterthwaite                2000
    Mr Geoffrey Saxton &
    Mrs Norma Saxton                       2000
    Mr Claude George Scarfidi &
    Mrs Leonie Elizabeth Scarfidi          8000
    Mr Olav Schappacher                    1000
    Mr Alan Rodney Schwab &
    Mrs Lolita Acabodillo Schwab           5000
    Mrs Katrina Louise Scott              20000
    Mr Edgar Sediey & Mrs Mabel Impieri  100000
    Mr Karl Seidler                        8772
    Mr Greg Seymour                        1650
    Mr George Francis Shanton &
    Mrs Lesley Anne Shanton               16000
    Mr Robert Shaw                         2000
    Mr David Wayne Shields &
    Mrs Browyn Clara Shields               2500
    Ms Susan Shing                         2000
    Silmar Pty Limited                    30000
    Sinomer Pty Ltd                       10000
    Skyglen Pty Ltd                        8000
    Mr Graeme Ian Smail &
    Mrs Helen Elizabeth Smail              1000
    Mr Samer Smair                        20000
    Mr Shaun Anthony Smith                 1220
    Mr Steven Smith                        4400
    Mr Michael Joel Solomon &
    Mrs Rosemary Solomon                  18000
    Ms Nina Solomons                      11500
    Mr Tack Kuang Soon                    30000
    Spicer Management Pty Limited         20000
    Stephens Enterprises Pty Ltd          32000
    Stevac Pty Ltd                        62905
    Mrs Kathleen Stevens                   8000
    Mr Alan James Stewart                 40000
    Mrs Sandra Marion Still                5000
    Mr Mario Anthony Stivala               5000
    Mr John Michael Stott &
    Mrs Priscilla Frances Stott           10000
    Mrs Lesley Edna Strange               18000
    Mr William Edward Strange             19000
    Mr Chiung Yu Su                        3000
    Mrs Kalaichelvi Sundararaju            5000
    Surostyle Pty Ltd                     10000
    Mrs June Marie Swan                    4000
    Mr Maxwell Owen Sweetman               6000
    Sydney Allen Holdings Pty Ltd         10000
    Mr Peter Frank Sydney                 10000
    Mr Mark John Sykes                     5800
    Systemlink Pty Limited                35000
    Mr Nabih Taleb                        22000
    Ms Kim Lai Tan                        36000
    Mr Kim Seong Tan                      10000
    Tasa Nominees Pty Ltd                303000
    Teakhold Pty Limited                 177000
    Terelba Pty Limited                   20000
    Dr Deo Tewari                         25000
    Theunar Pty Limited                    1325
    Mrs Carol Ann Thompson                 4000
    Mr Glen Thorpe &
    Mrs Lorna Thorpe                       6000
    Mr Glen Campbell Thorpe                2500
    Mr Fan Him Tjan                       10000
    Mr Thomas Alexander Tonkin            10000
    Mr Vince Torcasio                      4000
    Trapdoor Pty Ltd                      10000
    Mr Nicolas Tsotsos &

    Mrs Angela Tsotsos                    18000
    Mr Michael Turano &
    Mrs Antoinette Turano                 10000
    Mr Phillip Tustin                     40000
    Mrs Leigh Robyn Van Haalen             4000
    Mr Troy Van Heemst                     1000
    Ms Mary Therese Vaughan               10000
    Ms Veronik Verkest                     6000
    Mr Ben Mark Vigilante                  1520
    Viper Investments (Australia)
    Pty Ltd                               10000
    Viper Investments Pty Limited         20000
    Mrs Sara Elizabeth Wakeling            8000
    Mrs Judith Anne Walding                2000
    Miss Carol Ann Wallbank                1600
    Mrs Helen Margaret Wallbrink &
    Mr Robert John Wallbrink               2000
    Mr David Charles Wallis                5800
    Wei Jian Wan & Jing Jing Wang          8000
    Wangi Man Pty Ltd                     20000
    Mr Robert Murdoch Wardlaw               255
    Mr John Watson & Mr Robert Harrod      1000
    Mrs Margeret Irene Weiss               7000
    Mr Geoffrey Brian Wells                5000
    Mr John Charles Wells                 10000
    Mrs Wendy Whatson                      5000
    Mr Anthony John Wheeler                1000
    Mrs Edith Wheeler                       500
    Mr Geoffrey Whitaker &
    Mrs Margaret Ellen Whitaker           35000
    Mr David Floyd White                   8300
    Wica Investments Pty Limited          70000
    Wilf Barker Australia Pty Ltd         10000
    Mr Larry Robert Williams &
    Mrs Diana Margaret Williams            5000
    Mr Peter Richard Williams             25000
    Mr Alexander Richard Wilson &
    Mrs Grace Margaret Wilson             20000
    Mr Alexander Richard Wilson           10000
    Mr John Walby Wilson                  20000
    Mr Graeme Joseph Wiseman               4000
    Mr Ming Wong                           2500
    Mrs Siew Yun Wong                     12000
    Mr Simon Shing Tak Wong               10000
    Woodhouse Nominees Pty Ltd            16559
    Mr Alistair Gordon Worrall            20000
    Mr Bruce Wyatt & Mrs Nancy Wyatt      20000
    Mr Brant William Yench                 1000
    Mr Norman John Yench &
    Mrs Lynda Gaye Yench                   3000
    Mr Donald Charles Young               16000
    Mr Hubert Zochling                     1000
    Mrs Livia Zsido                       15000
    Mr Steven Andrew Zuckerman            19000
    Mr Alexander James Zylberberg          4000
--------------------------------------------------------------------------------

(1) As to all of the Selling Stockholders, they each have less than 1% of our stock before this Offering and each selling stockholder will have 0% after this Offering assuming they sell the stock listed above. We assume that all Common Stock offered by the Selling Stockholders will be sold.


We can not be sure that the Selling Stockholders will opt to sell any of the shares of Common Stock offered hereby. To the extent required

         o the specific shares of Common Stock beneficially owned by such Selling Stockholders

         o     the public offering price of the Shares to be sold

         o the names of any agent, dealer or underwriter employed by such Selling Stockholders in connection with such sale

         o any applicable commission or discount with respect to each offer will be set forth in an accompanying Prospectus Supplement.

         THE SHARES COVERED BY THIS PROSPECTUS MAY BE SOLD FROM TIME TO TIME SO LONG AS THIS PROSPECTUS REMAINS IN EFFECT; PROVIDED, HOWEVER, THAT THE SELLING STOCKHOLDERS ARE FIRST REQUIRED TO CONTACT OUR CORPORATE SECRETARY TO CONFIRM THAT THIS PROSPECTUS IS IN EFFECT. THE SELLING STOCKHOLDERS EXPECT TO SELL THE SHARES AT PRICES THEN ATTAINABLE, LESS ORDINARY BROKERS' COMMISSIONS AND DEALERS' DISCOUNTS AS APPLICABLE.

         THE SELLING STOCKHOLDERS AND ANY BROKER OR DEALER TO OR THROUGH WHOM ANY OF THE SHARES ARE SOLD MAY BE DEEMED TO BE UNDERWRITERS WITHIN THE MEANING OF THE SECURITIES ACT WITH RESPECT TO THE COMMON STOCK OFFERED HEREBY, AND ANY PROFITS REALIZED BY THE SELLING STOCKHOLDERS OR SUCH BROKERS OR DEALERS MAY BE DEEMED TO BE UNDERWRITING COMMISSIONS. BROKERS' COMMISSIONS AND DEALERS' DISCOUNTS, TAXES AND OTHER SELLING EXPENSES TO BE BORNE BY THE SELLING STOCKHOLDERS ARE NOT EXPECTED TO EXCEED NORMAL SELLING EXPENSES FOR SALES OVER-THE-COUNTER OR OTHERWISE, AS THE CASE MAY BE. THE REGISTRATION OF THE SHARES UNDER THE SECURITIES ACT SHALL NOT BE DEEMED AN ADMISSION BY THE SELLING STOCKHOLDERS OR USTHAT THE SELLING STOCKHOLDERS ARE UNDERWRITERS FOR PURPOSES OF THE SECURITIES ACT OF ANY SHARES OFFERED UNDER THIS PROSPECTUS.

                              PLAN OF DISTRIBUTION

         This Prospectus covers 1,216,667 of our Common Stock. All of the Shares offered hereby are being sold by the Selling Stockholders. The Securities covered by this Prospectus may be sold under Rule 144 instead of under this Prospectus. We will realize no proceeds from the sale of the Shares by the Selling Stockholders.

         The distribution of the Shares by the Selling Stockholders is not subject to any underwriting agreement. The Selling Stockholders may sell the Shares offered hereby from time to time in transactions on one or more exchanges, in the over-the-counter market, in negotiated transactions, or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. In addition, from time to time the Selling Stockholders may engage in short sales, short sales against the box, puts and calls and other transactions in our securities or derivatives thereof, and may sell and deliver the shares in connection therewith.

         From time to time the Selling Stockholders may pledge their Shares pursuant to the margin provisions to its customer agreements with its brokers. Upon a default by the Selling Stockholders, the broker may offer and sell the pledge Shares.

         Such transactions may be effected by selling the Shares to or through broker-dealers, and such broker-dealer may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of the Shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of the customary commissions). The Selling Stockholders and any broker-dealers that participate with the Selling Stockholders in the distribution of the Shares may be deemed to be underwriters within the meaning of Section 2 (11) of the Securities Act and any commissions received by them and any profit on the resale of the Shares may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholders will pay any transaction costs associated with effecting any sales that occur.

         In order to comply with the securities laws of certain states, if applicable, the shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with by usand the Selling Stockholders.

         Any broker-dealer acquiring Common Stock offered hereby may sell such securities either directly, in its normal market-making activities, through or to other brokers on a principal or agency basis or to its customers. Any such sales may be at prices then prevailing on Nasdaq, at prices related to such prevailing market prices or at negotiated prices to its customers or a combination of such methods. In addition and without limiting the foregoing, the Selling Stockholders will be subject to applicable provisions of Regulation M, which may limit the timing of the purchases and sales of shares of Common Stock by the Selling Stockholders.

         The Selling Stockholders is not restricted as to the price or prices at which it may sell its Shares. Sales of such Shares may have an adverse effect on market price of Common Stock. Moreover, the Selling Stockholders is not restricted as to the number of Shares that may be sold at any time, and it is possible that a significant number of Shares could be sold at the same time which may also have an adverse effect on the market price of our Common Stock.

         We have agreed to pay all fees and expenses incident to the registration of the Shares , except selling commissions and fees and expenses of counsel or any other professionals or other advisors, if any, to the Selling Stockholders.

         This Prospectus also may be used, with our consent, by donees or other transferees of the Selling of the Selling Stockholders, or by other persons acquiring the Common Stock under circumstances requiring or making desirable the use of this Prospectus for the offer and sale of such shares.


                                  LEGAL MATTERS

         The validity of the Shares will be passed upon for us by our counsel, Harry Winderman, Esq., Boca Raton, Florida.

                                     EXPERTS

         The financial statements of Atlantic International Entertainment, Ltd. at December 31, 1997 and 1996, appearing in this Registration Statement have been audited by Moore Stephens,

P.C., independent auditors, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN GIVEN ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THE INFORMATION CONTAINED OR INCORPORATED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US, BY THE SELLING STOCKHOLDERS OR BY ANY OTHER PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN OUR AFFAIRS SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SHARES DESCRIBED IN THIS PROSPECTUS OR AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY SUCH SHARES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL.

                       WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and , we file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). These reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 as well as at the following regional offices: 7 World Trade Center, Suite 1300, New York, New York 10048, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60606-2511 upon payment of the fees prescribed by the Commission. This material may also be viewed on the internet at http//www.sec.gov.

We have also filed with the Commission a Form SB-2 Registration Statement (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act with respect to the shares offered by the selling stockholders listed in this Prospectus. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted to comply with the rules and regulations of the Commission. For further information, please see the Registration Statement.

XXXX
                          INDEX TO FINANCIAL STATEMENTS

                                                                            PAGE


Independent Auditor's Report ...............................................F-2

Consolidated Balance Sheet as of December 31, 1997 .........................F-3

Consolidated Statements of Operations for the years ended
December 31, 1997 and 1996..................................................F-5

Consolidated Statements of Changes in Stockholders' Equity for the
years ended December 31, 1997 and 1996......................................F-6

Consolidated Statements of Cash Flows for the years ended
December 31, 1997 and 1996..................................................F-7

Notes to Consolidated Financial Statements .................................F-9

Unaudited Balance Sheets at September 30, 1998..............................F-25

Unaudited Consolidated Statement of operations for
   the nine months ended September 30, 1998 and 1997........................F-27

Unaudited Consolidated Statement of Cash Flows for
   the nine months ended September 30, 1998 and 1997........................F-28

Notes to Unaudited Financial Statements.....................................F-30




                             . . . . . . . . . . . .

                          INDEPENDENT AUDITOR'S REPORT


To the Stockholders and Board of Directors of Atlantic International Entertainment, Ltd.



         We have audited the accompanying consolidated balance sheet of Atlantic International Entertainment, Ltd. and its subsidiaries as of December 31, 1997, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for each of the two years in the period ended December 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Atlantic International Entertainment, Ltd. and its subsidiaries as of December 31, 1997, and the consolidated results of their operations and their cash flows for each of the two years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.



                                                 /S/ MOORE STEPHENS, P. C.
                                                 -------------------------
                                                 MOORE STEPHENS, P. C.
                                                 Certified Public Accountants.

Cranford, New Jersey
April 24, 1998

ATLANTIC INTERNATIONAL ENTERTAINMENT, LTD. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET AS OF DECEMBER 31, 1997.


ASSETS:
CURRENT ASSETS:
   Cash and Cash Equivalents                                                      $   11,260
   Accounts Receivable [Net of Allowance for Doubtful Accounts of $22,204]            43,228
   Notes Receivable                                                                1,927,899
   Refundable Income Taxes                                                            77,215
   Deferred Tax Asset                                                                176,812
   Prepaid Expenses                                                                    6,564
   Other Current Assets                                                               10,000
                                                                                  ----------

   TOTAL CURRENT ASSETS                                                            2,252,978
                                                                                  ----------

   FURNITURE, FIXTURES AND EQUIPMENT - NET                                           464,454
                                                                                  ----------
SOFTWARE [NET OF ACCUMULATED AMORTIZATION OF $313,655]                             1,285,574
                                                                                  ----------

COST IN EXCESS OF NET ASSETS OF BUSINESS ACQUIRED -
   [NET OF ACCUMULATED AMORTIZATION OF $78,132]                                    1,465,149
                                                                                  ----------

OTHER ASSETS:
   Due from Related Parties                                                           49,855
   Other Assets                                                                       18,781
   Investments                                                                        10,125
   Notes Receivable [Net of Discounts and Reserve]                                 1,359,083
                                                                                  ----------

   TOTAL OTHER ASSETS                                                              1,437,844
                                                                                  ----------

   TOTAL ASSETS                                                                   $6,905,999
                                                                                  ==========


The Accompanying Notes are an Integral Part of these Consolidated Financial Statements.

ATLANTIC INTERNATIONAL ENTERTAINMENT, LTD. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET AS OF DECEMBER 31, 1997.

LIABILITIES AND STOCKHOLDERS' EQUITY:
CURRENT LIABILITIES:
   Accounts Payable and Accrued Expenses                 $   951,592
   Notes Payable - Officers                                  166,636
   Due to Customers                                           20,721
   Current Portion of Long-Term Debt                          36,000
   Current Portion of Capital Lease Obligations               41,427
   Income Taxes Payable - Federal                            605,213
   Income Taxes Payable - State                               29,123
   Line of Credit                                             24,391
   Other Current Liabilities                                  25,316
                                                         -----------

   TOTAL CURRENT LIABILITIES                               1,900,419

LONG-TERM DEBT                                                 4,500

CAPITAL LEASE OBLIGATIONS                                     54,461

COMMITMENTS AND CONTINGENCIES                                   --
                                                         -----------
   TOTAL LIABILITIES                                       1,959,380
                                                         -----------
STOCKHOLDERS' EQUITY:
   Preferred Stock - Par Value $.001 Per Share; Authorize
      10,000,000 Shares, None Issued or Outstanding             --

   Common Stock - Par Value $.001 Per Share;
      Authorized 100,000,000 Shares, Issued and
      Outstanding 9,590,184 Shares                             9,590

   Additional Paid-in Capital                              4,149,906

   Unrealized Holding Loss on Marketable Securities          (42,763)

   Retained Earnings                                         829,886
                                                         -----------
   TOTAL STOCKHOLDERS' EQUITY                              4,946,619
                                                         -----------
   TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY            $ 6,905,999
                                                         ===========

The Accompanying Notes are an Integral Part of these Consolidated Financial Statements.

ATLANTIC INTERNATIONAL ENTERTAINMENT, LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                                          YEARS ENDED
                                                                                          DECEMBER 31,
                                                                                          ------------
                                                                                   1 9 9 7             1 9 9 6
                                                                                   -------             -------

REVENUE                                                                         $ 4,416,790        $   454,656

COST OF SALES                                                                       527,344             48,894
                                                                                -----------        -----------

   GROSS PROFIT                                                                   3,889,446            405,762
                                                                                -----------        -----------

GENERAL AND ADMINISTRATIVE                                                        1,895,616            766,361

PROVISION FOR DOUBTFUL ACCOUNTS AND NOTES                                           412,698               --

DEPRECIATION AND AMORTIZATION                                                       186,242             67,376
                                                                                -----------        -----------

   TOTAL OPERATING EXPENSES                                                       2,494,556            833,737
                                                                                -----------        -----------

   INCOME [LOSS] FROM OPERATIONS                                                  1,394,890           (427,975)
                                                                                -----------        -----------

OTHER INCOME [EXPENSES]:
   Interest Income                                                                   17,331              4,350
   Interest Expense                                                                 (10,477)            (2,870)
   Interest Expense - Related Party                                                  (7,525)            (1,302)
   Other Income [Expense]                                                           (34,669)             3,556
                                                                                -----------        -----------

   OTHER [EXPENSES] INCOME - NET                                                    (35,340)             3,734
                                                                                -----------        -----------

   INCOME [LOSS] FROM CONTINUING OPERATIONS BEFORE
      INCOME TAX EXPENSE [BENEFIT] EXPENSE                                        1,359,550           (424,241)

INCOME TAX EXPENSE [BENEFIT] EXPENSE                                                411,325            (77,215)
                                                                                -----------        -----------

   INCOME [LOSS] FROM CONTINUING OPERATIONS                                         948,225           (347,026)

DISCONTINUED OPERATIONS - [NET OF INCOME TAXES OF 51,047]:
   [Loss] from Operations of Discontinued Foreign Subsidiary                        (45,890)           (29,244)
   Gain on the Disposal of Discontinued Foreign Subsidiary                          144,982               --
                                                                                -----------        -----------

   NET INCOME [LOSS]                                                            $ 1,047,317        $  (376,270)
                                                                                ===========        ===========

INCOME [LOSS] PER COMMON SHARE:
   Continuing Operations                                                                .10               (.04)
   Discontinued Operations                                                              .01                --
                                                                                -----------        -----------

   BASIC AND DILUTED NET INCOME PER SHARE OF COMMON STOCK                       $       .11        $      (.04)
                                                                                ===========        ===========

   WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING                            9,452,992          8,514,537
                                                                                ===========        ===========

The Accompanying Notes are an Integral Part of these Consolidated Financial Statements.

ATLANTIC INTERNATIONAL ENTERTAINMENT, LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                                                     COMMON STOCK                          UNREALIZED
                                                ---------------------      ADDITIONAL       LOSS ON     RETAINED         TOTAL
                                  PREFERRED     NUMBER OF                   PAID-IN        MARKETABLE   EARNINGS     STOCKHOLDERS'
                                  ---------     ---------                   -------        ----------   --------     -------------
                                    STOCK        SHARES         AMOUNT      CAPITAL        SECURITIES  (DEFICIT)       EQUITY
                                    -----        ------         ------      -------        ----------  ---------       ------

BALANCE - DECEMBER 31, 1995      $    --       6,803,451    $   6,803    $      (6,713)  $       --   $   158,839   $   158,929

Equity of CEEE [1]                    --       1,500,033        1,500           (6,794)          --            --        (5,294)

Sale of Common Stock                  --              13           13           35,749           --            --        35,762

Recapitalization
 Adjustment [1]                       --             (13)         (13)              13           --            --            --

Private Placement [1]                 --         886,700          887          825,994           --            --       826,881

Asset Acquisition [4]                 --         200,000           --        1,200,000           --            --     1,200,000

Recapitalization
 Adjustment [1]                       --        (200,000)          --               --           --            --            --

Recapitalization Costs [1]            --              --           --         (160,873)          --            --      (160,873)

[Loss] from Continuing
 Operations                           --              --           --               --           --      (347,026)     (347,026)

[Loss] from Discontinued
  Foreign Subsidiary                  --              --           --               --           --       (29,244)      (29,244)
                                 -------   -------------    ---------    -------------   ----------   -----------   -----------

   BALANCE - DECEMBER 31, 1996        --       9,190,184        9,190        1,887,376           --      (217,431)    1,679,135

Sale of Common Stock                  --          75,000           75          350,175           --            --       350,250

Sale of Common Stock                  --          25,000           25               --           --            --            25

Asset Acquisition [Note 8]            --         200,000          200        1,598,880           --            --     1,599,080

Conversion of Debt to Equity          --              --           --          313,475           --            --       313,475

Issuance of Shares in Escrow          --         100,000          100               --           --            --           100

Unrealized Holding Loss on
 Marketable Securities                --              --           --               --      (42,763)           --       (42,763)

Income from Continuing
 Operations                           --              --           --               --           --       948,225       948,225

Income from Discontinued
 Operations                           --              --           --               --           --        99,092        99,092
                                 -------   -------------    ---------    -------------   ----------   -----------   -----------

   BALANCE-DECEMBER 31, 1997     $    --       9,590,184    $   9,590    $   4,149,906   $  (42,763)  $   829,886   $ 4,946,619
                                 =======   =============    =========    =============   ==========   ===========   ===========


The Accompanying Notes are an Integral Part of these Consolidated Financial Statements.

ATLANTIC INTERNATIONAL ENTERTAINMENT, LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                                            YEARS ENDED
                                                                                                            DECEMBER 31,
                                                                                                    1 9 9 7               1 9 9 6
                                                                                                    -------               -------
OPERATING ACTIVITIES:
   Income [Loss] from Continuing Operations                                                      $   948,225            $  (347,026)
   Adjustments to Reconcile Net Income [Loss] to
      Net Cash Provided by [Used for] Operating Activities:
      Depreciation and Amortization                                                                  422,538                 67,376
      Provision for Doubtful Accounts                                                                412,698                   --

   Changes in Assets and Liabilities:
      [Increase] Decrease in:
         Accounts Receivable                                                                         (65,432)               (63,965)
         Prepaid Expenses                                                                             (2,195)                20,723
         Notes Receivable                                                                         (3,677,476)                  --
         Deferred Taxes                                                                             (176,812)                  --
         Restricted Cash                                                                             (10,000)
         Other Assets                                                                                (13,915)                (6,900)

      Increase [Decrease] in:
         Accounts Payable and Accrued Expenses                                                       698,647                225,686
         Income Taxes Payable                                                                        634,336                (90,500)
         Other Current Liabilities                                                                    25,316                    631
         Due to Customers                                                                             (7,558)                  --
                                                                                                 -----------            -----------

   NET CASH - CONTINUING OPERATIONS                                                                 (811,628)              (193,975)
                                                                                                 -----------            -----------

DISCONTINUED OPERATIONS:
   [Loss] from Discontinued Operations                                                               (45,890)               (29,244)
   Adjustments to Reconcile Net [Loss] to Net Cash Operations:
      Depreciation                                                                                     1,366                  1,278
   Changes in Net Assets and Liabilities                                                             (44,411)                41,641
                                                                                                 -----------            -----------

   NET CASH - DISCONTINUED OPERATIONS                                                                (88,935)                13,675
                                                                                                 -----------            -----------

   NET CASH - OPERATING ACTIVITIES - FORWARD                                                        (900,563)              (180,300)
                                                                                                 -----------            -----------

INVESTING ACTIVITIES - CONTINUING OPERATIONS:
   Increase in Due from Related Parties                                                               (1,582)               (37,177)
   Purchase of Investments                                                                          (109,418)
   Sale of Investments                                                                                35,671                 10,252
   Purchase of EmiNet - Net of Cash Acquired                                                         (18,268)                  --
   Purchase of Property and Equipment                                                               (425,862)              (281,934)
                                                                                                 -----------            -----------

   NET CASH - INVESTING ACTIVITIES - CONTINUING OPERATIONS -
      FORWARD                                                                                       (519,459)              (308,859)
                                                                                                 -----------            -----------

INVESTING ACTIVITIES - DISCONTINUED OPERATIONS:
   Purchase of Property and Equipment                                                                     --                (13,755)
   Gain on the Disposal of Discontinued Foreign Subsidiary
      [Net of Tax]                                                                                   144,982                     --
   Sale of AIE NV - Net of Cash                                                                       13,100                     --
                                                                                                 -----------            ------------

   NET CASH INVESTING ACTIVITIES - DISCONTINUED OPERATIONS -
      FORWARD                                                                                    $   158,082            $   (13,755)


The Accompanying Notes are an Integral Part of these Consolidated Financial Statements.

ATLANTIC INTERNATIONAL ENTERTAINMENT, LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                       YEARS ENDED
                                                                                        DECEMBER 31,
                                                                              1 9 9 7                 1 9 9 6
                                                                              -------                 -------

   NET CASH - OPERATING ACTIVITIES - FORWARDED                             $  (900,563)            $  (180,300)
                                                                           -----------             -----------

   NET CASH - INVESTING ACTIVITIES - CONTINUING OPERATIONS -
      FORWARDED                                                               (361,377)               (322,614)
                                                                           -----------             -----------

   NET CASH INVESTING ACTIVITIES - DISCONTINUED OPERATIONS -
      FORWARDED                                                                158,082                 (13,755)
                                                                           -----------             -----------

FINANCING ACTIVITIES - CONTINUING OPERATIONS:
   Proceeds from the Conversion of Debt to Equity                              313,475                    --
   Proceeds from Issuance of Common Stock                                      350,250                 701,770
   Increase in Loan Payable to Shareholder                                     144,981                  21,655
   Proceeds from Long-Term Debt                                                 45,000                    --
   Payment of Notes Payable                                                     (4,500)                   --
   Proceeds from Line of Credit                                                 24,391                    --
   Payment of Lease Payable                                                    (21,585)                   --
                                                                           -----------             -----------

   NET CASH - FINANCING ACTIVITIES - CONTINUING OPERATIONS                     852,012                 723,425
                                                                           -----------             -----------

   [DECREASE] INCREASE IN CASH AND CASH EQUIVALENTS                           (409,928)                220,511

CASH AND CASH EQUIVALENTS - BEGINNING OF YEARS                                 421,188                 200,677
                                                                           -----------             -----------

   CASH AND CASH EQUIVALENTS - END OF YEARS                                $    11,260             $   421,188
                                                                           ===========             ===========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
   Cash paid during the years for:
      Interest                                                             $     5,903             $     4,172
      Income Taxes                                                         $      --               $    77,215

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
         On April 15, 1996, the Company entered into an asset acquisition agreement. The non-cash portion of the transaction included the issuance of 200,000 shares of common stock with a fair value of $1,200,000 [See Note 1 for details of recapitalization].

         On March 26, 1997, the Company issued 200,000 shares of the Company's common stock as part of the acquisition of its subsidiary, The EmiNet Domain [See Note 7].

         As part of the acquisition of EmiNet Domain, Inc. [See Note 7], capital lease obligations of approximately $106,000 were incurred for the purchase of equipment [See Note 10].


The Accompanying Notes are an Integral Part of these Consolidated Financial Statements.

ATLANTIC INTERNATIONAL ENTERTAINMENT, LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[1] ORGANIZATION AND STOCK ACQUISITION

CORPORATE STRUCTURE - CEEE Group, Inc. ["CEEE"] was incorporated under the laws of the State of Colorado in October of 1939 as Pacific Gold, Inc. CEEE was organized to explore, develop, mine and mill gold and silver deposits of ore. The Company conducted limited mining activities until operations ceased. CEEE was seeking new business opportunities as a development stage entity.

On July 16, 1996, CEEE entered into an exchange of stock and plan of organization with Atlantic International Capital, Ltd. ["AIC"] pursuant to which CEEE acquired all of the common shares of AIC in exchange for an aggregate of 6,803,451 common shares of CEEE. Following the share exchange and the issuance of all shares, the shareholders of AIC own approximately 94% of CEEE.

For accounting purposes, the acquisition was recorded as a recapitalization of AIC, with AIC as the acquirer. The shares issued were treated as issued by AIC for cash and are shown as outstanding for all periods presented in the same manner as for a stock split. Recapitalization costs totaling $160,873 were charged to additional paid-in capital. The consolidated financial statements of the Company reflect the results of operations of CEEE and AIE from July 1, 1996 through December 31, 1996. The consolidated financial statements prior to July 1, 1996 reflect the results of operations and financial position of AIC. Pro forma information on this transaction is not presented as, at the date of this transaction, CEEE is considered a public shell and, accordingly, the transaction will not be considered a business combination. CEEE changed its name to Atlantic International Entertainment, Ltd. ["AIE or the "Company"]. AIE was incorporated under the laws of the State of Delaware on August 22, 1996.

Upon consummation of the merger, the Company's authorized capital was increased to 100,000,000 shares of common stock, $.001 par value, and 10,000,000 shares of preferred stock, $.001 par value. The combined entity operates under the name of Atlantic International Entertainment, Ltd.

In March 1997, the Company concluded its acquisition of the EmiNet Domain, Inc., an Internet service provider and developer of Internet related software products as well as hosting commercial web sites [See Note 8].

In October 1997, the Company formed two subsidiaries, Atlantic International Entertainment, Australia, Ltd. ["AIE, Australia"] and Atlantic International Entertainment, South Africa, Ltd. ["AIE, SA"]. The Company advanced $10,000 to AIE, SA to assist in the incorporation process [see restricted cash]. Both AIE, Australia and AIE, SA were inactive for the year ended December 31, 1997.

NATURE OF BUSINESS - The Company is located in Southern Florida and develops and markets interactive products and services which are offered and operated via the Internet and World Wide Web. The operations are focused on two segments which include Internet software licensing and Internet service providers and developer of Internet related software products.

[2] SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION - The consolidated financial statements include the accounts of the Company and its subsidiaries. All material intercompany accounts and transactions have been eliminated.

USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS - The Company considers all highly liquid investments, with a maturity of three months or less when purchased, to be cash equivalents. At December 31, 1997, the Company did not have any cash equivalents.

ATLANTIC INTERNATIONAL ENTERTAINMENT, LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, SHEET #2

[2] SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES [CONTINUED]

PROPERTY AND EQUIPMENT AND DEPRECIATION - Property and equipment are stated at cost. Depreciation is computed primarily using the straight-line method over the estimated useful lives of the assets, which range from 5 to 7 years. Leasehold improvements are amortized using the straight-line method over the lesser of the term of the related lease or the estimated useful lives of the improvements.

Routine maintenance and repair costs are charged to expense as incurred and renewals and improvements that extend the useful life of the assets are capitalized. Upon sale or retirement, the cost and related accumulated depreciation are eliminated from the respective accounts and any resulting gain or loss is reported as income or expense.

ORGANIZATION COSTS - Costs incurred with the organization of the Company have been capitalized and are being amortized over a period of five-years on the straight-line method. As of December 31, 1997, organization costs net of accumulated amortization totaled $2,096. Net organization costs are included in other assets as of December 31, 1997.

COST IN EXCESS OF NET ASSETS OF BUSINESS ACQUIRED - The cost in excess of net assets of business acquired is being amortized on a straight-line basis over 15 years. Amortization expense amounted to $77,099 and $-0- for the years ended December 31, 1997 and 1996, respectively.

REVENUE RECOGNITION - Revenue from computer software licensing agreements is accounted for under the completed contract method, income of all revenue and related expenses are recognized at completion of installation or acceptance by the user. Revenue from providing Internet service and web hosting and development services is recognized when services are rendered.

INVESTMENTS - The Company accounts for investments in accordance with Statement of Financial Accounting Standards ["SFAS"] No. 115, "Accounting for Certain Investments in Debt and Equity Securities." Management determines the appropriate classification of its investments in debt and equity securities at the time of purchase and reevaluates such determination at each balance sheet date. Equity securities, and debt securities which the Company does not have the intent to hold to maturity, are classified as trading or available for sale. Securities available for sale are carried at fair value, with any unrealized holding gains and losses, net of tax, reported in a separate component of shareholders' equity until realized. Trading securities are carried at fair value with any unrealized gains or losses included in earnings. Held to maturity securities are carried at amortized cost. Marketable debt and equity securities available for current operations are classified in the balance sheet as current assets while securities held for non-current uses are classified as long-term assets. Realized gains and losses are calculated utilizing the specific identification method [See Note 6].

INCOME TAXES - Pursuant to SFAS No. 109, "Accounting for Income Taxes," income tax expense [or benefit] for the year is the sum of deferred tax expense [or benefit] and income taxes currently payable [or refundable]. Deferred tax expense [or benefit] is the change during the year in a company's deferred tax liabilities and assets. Deferred tax liabilities and assets are determined based on differences between financial reporting and tax basis of assets and liabilities, and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

ADVERTISING EXPENSES - The Company expenses advertising costs as incurred. Total advertising costs charged to expenses for the years ended December 31, 1997 and 1996 amounted to approximately $122,000 and $51,500, respectively.

NET INCOME PER SHARE - The Financial Accounting Standards Board has issued Statement of Financial Accounting Standards ["SFAS"] No. 128, Earnings per Share, which is effective for financial statements issued for periods ending after December 15, 1997. Accordingly, earnings per share data in the financial statements for the year ended December 31, 1997, have been calculated in accordance with SFAS No. 128. Prior periods loss per share data did not require restatement. Potential common shares are included if dilutive.

ATLANTIC INTERNATIONAL ENTERTAINMENT, LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, SHEET #2

[2] SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES [CONTINUED]

NET INCOME PER SHARE [CONTINUED] - SFAS No. 128 supersedes Accounting Principles Board Opinion No. 15, Earnings per Share, and replaces its primary earnings per share with a new basic earnings per share representing the amount of earnings for the period available to each share of common stock outstanding during the reporting period. Basic earnings [loss] per share is computed by dividing income [loss] available to common stockholders by the weighted average number of common shares outstanding during the period. SFAS No. 128 also requires a dual presentation  of  basic  and  diluted  earnings  per  share  on the  face of the statement of operations for all companies with complex capital structures. Diluted earnings per share reflects the amount of earnings for the period available to each share of common stock outstanding during the reporting period, while giving effect to all dilutive potential common shares that were outstanding during the period, such as common shares that could result from the potential exercise or conversion of securities into common stock.

The computation of diluted earnings per share does not assume conversion, exercise, or contingent issuance of securities that would have an antidilutive effect on per share amounts (i.e., increasing earnings per share or reducing loss per share). The dilutive effect of outstanding options and warrants and their equivalents are reflected in dilutive earnings per share by the application of the treasury stock method which recognizes the use of proceeds that could be obtained upon exercise of options and warrants in computing diluted earnings per share. It assumes that any proceeds would be used to purchase common stock at the average market price during the period. Options and warrants will have a dilutive effect only when the average market price of the common stock during the period exceeds the exercise price of the options or warrants.

STOCK-BASED COMPENSATION - The Company follows Accounting Principles Board Opinion No. 25. "Accounting for Stock Issued to Employees" ["APB No. 25"] with regard to the accounting for its employee stock options. Under APB No. 25, compensation expense is recognized only when the exercise price of options is below the market price of the underlying stock on the date of grant. Accordingly, no compensation expense has been recognized for the Company's stock-based compensation plan for fiscal year 1997. The Company applies the provisions of SFAS No. 123, "Accounting for Stock-Based Compensation" to non-employee stock-based compensation and the pro forma disclosure provisions of SFAS No. 123 to employee stock-based compensation.

SOFTWARE AND AMORTIZATION - Costs related to the conceptual formulation and design of licensed programs are expensed as research and development. Costs incurred subsequent to establishment of technological feasibility to produce the finished product are capitalized. The annual amortization of the capitalized amounts is the greater of the ratio that current gross revenues for a product bear to the total of current and anticipated future gross revenues for that product or the straight-line method over the remaining estimated economic life of the product including the period being reported on. Amortization begins when the product is available for general release to customers. Periodic reviews are performed to ensure that unamortized program costs remain recoverable from future revenues. Costs to support or service licensed programs are charged against income as incurred, or when related revenue is recognized, whichever occurs first. Amortization expense related to software amounted to $236,296 and $48,894 for the years ended December 31, 1997 and 1996, respectively. The amortization expense is included in cost of sales.

IMPAIRMENT - Certain long-term assets of the Company are reviewed when changes in circumstances require as to whether their carrying value has become impaired, pursuant to guidance established in Statement of Financial Accounting Standards ["SFAS"] No. 121, "Accounting for the Impairment of Long-Lived Assets and for

ATLANTIC INTERNATIONAL ENTERTAINMENT, LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, SHEET #3


Long-Lived Assets to be Disposed Of." Management considers assets to be impaired if the carrying value exceeds the future projected cash flows from related operations [undiscounted and without interest charges]. If impairment is deemed to exist, the assets will be written down to fair value. Management also reevaluates the periods of amortization to determine whether subsequent events and circumstances warrant revised estimates of useful lives. As of December 31, 1997, management expects these assets to be fully recoverable.

RECLASSIFICATION - Certain prior year amounts have been reclassified to conform to current year's financial statement presentation.

[3] SIGNIFICANT RISKS AND UNCERTAINTIES

[A] CONCENTRATIONS OF CREDIT RISK - CASH - Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents and trade accounts and notes receivable.

The Company places its cash and cash equivalents with high credit quality institutions to limit its credit exposure. The Company believes no significant concentration of credit risk exists with respect to these investments. The Company routinely assesses the credit worthiness of its customers before a sale takes place and believes its credit risk exposure on notes receivable is limited. Five major customers accounted for approximately 67% of the Company's notes receivable portfolio. The Company performs ongoing credit evaluations of its customers but does not require collateral. The Company maintains allowances for potential credit losses.

[B] OTHER CONCENTRATIONS - All of the Company's sales from Internet software licensing is from outside the United States. These sales however, are not subject to currency fluctuations as payment is made in U.S. dollars. The Company had a portion of its revenues from five customers in 1997, totaling approximately 66% of total revenues. The customers account for approximately $2,935,000 of revenues for the year ended December 31, 1997. For the year ended December 31, 1996, two customers accounted for 46% of revenues which accounted for $125,500 [Investment Advisory Services] and $87,000 [Internet Software] of revenues.

The Company purchases software from two vendors. Management believes that there is no business vulnerability regarding this concentration of purchases from the vendor as the software is available from other sources.

[4] NOTES RECEIVABLE

Notes receivable at December 31, 1997 consist of the following:


Australian Advisors, Ltd., minimum monthly principal and interest payments of
   $3,000 or 40% of net win before expenses until June 1999 and $6,222
   thereafter, interest at 8%, remaining balance due in full by June 2007.       $  826,000

Casinos of the South Pacific, monthly principal payments of $10,000
   through August 2000; non-interest bearing.                                       310,000

BTN, Inc., monthly principal payments of $11,111 through June 2000,
   non-interest bearing.                                                            400,000

Carib Sportsbook, Inc., varying monthly payments, through June 1999,
   non-interest bearing.                                                            129,137

Intercoin AVV, monthly principal payment of $9,722, through
   November 2000, non-interest bearing.                                             350,000

Tropical Reef Resorts, monthly principal payment of $2,542, through
   November 2001, non-interest bearing.                                             122,000

Tropical Reef Resorts, monthly principal payment of $9,833 through
   February 2001, non-interest bearing.                                             354,000
                                                                                 ----------
Total - Forward                                                                  $2,491,137

ATLANTIC INTERNATIONAL ENTERTAINMENT, LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, SHEET #4

[4] NOTES RECEIVABLE [CONTINUED]

Total - Forwarded                                                                $2,491,137

Permanent Mutual Investment Limited, monthly principal payment of
   $11,388 through August 200, non-interest bearing.                                410,000

Tradewinds Virtual Gaming, Inc., monthly principal and interest payments of
   $10,725 through May 2001, interest at prime rate
   plus 2% [10.5% at December 31, 1997].                                            385,000

Tradewinds Virtual Gaming, Inc., monthly principal and interest payments of
   $1,950, through May 2001, interest at prime
   rate plus 2% [10.5% at December 31, 1997].                                        70,000

Cyber Gold Casino, Corp., monthly principal and interest payments of $10,575, through July 2001, interest at prime rate plus 2%
   [10.5% at December 31, 1997].                                                    400,000
                                                                                -----------
Total Notes Receivable                                                            3,756,137
Less: Reserve for Uncollectible Notes                                              (385,052)

            Discounts for Non-Interest Bearing Notes                                (84,103)
                                                                                -----------
Total                                                                             3,286,982
Less: Amounts Shown as Current                                                   (1,927,899)
                                                                                -----------
   NOTES RECEIVABLE - NON-CURRENT PORTION                                       $ 1,359,083
   --------------------------------------                                       ===========

The Collateral for notes receivable are the activation codes supplied by AIE to its customers in order for them to commence uninterrupted use of the software. If payment is withheld from AIE, for any reason, AIE can in effect shut down the Internet operation and make the program inoperable until a new activation code is supplied by Atlantic. To this date, the Company has not shut down any service to any of its customers.

[5] ASSET ACQUISITION

On April 15, 1996, the pre-merger Company [See Note 1] purchased certain assets consisting principally of computer software for Internet products and hardware. The purchase price was $1,230,000 payable as $30,000 in cash and issued 200,000 shares of common stock with a fair value of $1,200,000.

ATLANTIC INTERNATIONAL ENTERTAINMENT, LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, SHEET #5

[6] INVESTMENTS IN EQUITY SECURITIES

At December 31, 1997, the Company's available for sale securities consisted of equity securities. A summary of the Company's investments in equity securities is as follows:


                                                DECEMBER 31, 1997
                                                -----------------
FINANCIAL STATEMENT CAPTION                  CARRYING VALUE  FAIR VALUE
---------------------------                  --------------  ----------

Available for Sale:
   Common Stock                               $ 10,125        $10,125
                                              ========        =======

Gross proceeds from sale of available for sale securities was $35,671 and net realized loss on sales was $20,859 for the year ended December 31, 1997. The net unrealized holding loss on securities available for sale securities was $42,763 and is included as a separate component of stockholder's equity for the year ended December 31, 1997.

[7] BUSINESS ACQUISITION

On January 31, 1997, the Company entered into an agreement to purchase all of the shares of EmiNet Domain, Inc. ["EmiNet"]. The purchase price for the shares was $2,020,000 payable by the issuance and delivery to the shareholders of EmiNet or their designees of a minimum of 200,000 shares of fully-paid and non-assessable common stock of the Company at the market value as of January 31, 1997 and $20,000 cash payable at March 31, 1997. In addition, the shareholders of EmiNet or their designees will receive additional shares at market equal to one time EmiNet's net profit before taxes for the years ending 1997 and 1998 up to $750,000 per annum, one and one-half times over $750,000 to $1,000,000 and two times over $1,000,000. No additional shares were issued in 1997 due to the net loss of EmiNet. The transaction, effective April 1, 1997 was accounted for as a purchase and the results of EmiNet's operations are included in the statement of operations from that date. As a result of the acquisition, cost in excess of net assets of approximately $1,563,000 was recorded. The cost in excess of net assets is being amortized using the straight-line method over 15 years.

The following unaudited pro forma consolidated results of operations for the years ended December 31, 1997 and 1996 are presented as if the EmiNet acquisition has been made at the beginning of each period presented. EmiNet operated as an S corporation in 1996. Included in the expenses to arrive at Net Income are reclassifications of Shareholders' Draw to Officers Salaries and Income Tax Expense in the amounts of approximately $86,000 and $132,000 for 1997 and 1996, respectively. The unaudited pro forma information is not necessarily indicative of either the results of operations that would have occurred had the purchase been made during the periods presented or the future results of the combined operations.

                                                         YEARS ENDED
                                                         DECEMBER 31,
                                                         ------------
                                                       1 9 9 7      1 9 9 6
                                                       -------      -------

Net Sales                                            $4,593,078   $ 878,097
Net Income [Loss]                                    $1,096,976   $(347,072)
Basic Net Income [Loss] Per Share of Common Stock    $      .12   $    (.04)
Diluted Net Income [Loss] Per Share of Common Stock  $      .12   $    (.04)

ATLANTIC INTERNATIONAL ENTERTAINMENT, LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, SHEET #6

[8] CAPITAL STOCK

On September 18, 1996 and October 31, 1996, the Company issued 521,500 and 365,200 shares, respectively of common stock in a private placement of its securities. The Company received net proceeds of $826,881.

On January 16, 1997, the Company entered into a stock purchase agreement with Brindenberg Securities, A/S under Regulation S of the Securities and Exchange Commission. A total of 75,000 shares were issued under the agreement for $525,000 net of offering costs and expenses of approximately $175,000.

In February 1997, the Company issued 25,000 shares of its common stock to an outside consultant for services to be rendered. The consultant never performed the required services and therefore, the common shares issued will be returned in 1998.

In March 1997, the Company issued 200,000 shares of the Company's common stock as part of the acquisition of EmiNet Domain, Inc. [See Note 7].

In December of 1997,  the Company sold 100,000  shares of the  Company's  common
stock  to  Australian   Advisors  for  a  total  of  $300,000  pursuant  to  the
Registration Statement S-8.

Also in December 1997, the Company converted debt totaling $313,475 to equity. The shares related to the conversion were unissued at December 31, 1997 and the conversion ratio has yet to be determined.

[9]  PROPERTY AND EQUIPMENT

The following details the composition of property and equipment:

                                                         ACCUMULATED
                                              COST       DEPRECIATION    NET
                                              ----       ------------    ---

Computer Hardware                            $485,031      $88,867      $396,164
Equipment, Office Fixtures and Furnishings     56,296        6,803        49,493
Leasehold Improvements                         19,352          555        18,797
                                             --------      -------      --------

   TOTALS                                    $560,679      $96,225      $464,454
   ------                                    ========      =======      ========

Depreciation expense for the years ended December 31, 1997 and 1996 was $97,976 and $19,438, respectively.

[10] LEASES

CAPITAL LEASES - The Company is the lessee of office equipment under capital leases expiring in various years through December 2001. The various leases are collateralized by the related assets. The assets and liabilities under capital leases are recorded at the present value of the net future minimum lease payments. The assets are amortized over their estimated productive lives. Amortization of assets under capital leases is included in depreciation expense.

Following is a summary of property held under capital leases:

Office Equipment                                   $105,750
Less: Accumulated Amortization                        8,860
                                                   --------

   TOTAL                                           $ 96,890
                                                   ========

ATLANTIC INTERNATIONAL ENTERTAINMENT, LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, SHEET #7

[10] LEASES [CONTINUED]

CAPITAL LEASES [CONTINUED] - Minimum future lease payments under capital leases for each of the next five years and in the aggregate are:

1998                                                    $  48,732
1999                                                       31,930
2000                                                       20,984
2001                                                        7,227
2002                                                           --
Thereafter                                                     --
                                                        ---------
Net Minimum Lease Payments                                108,873
Less: Amount Representing Interest                         12,985
                                                        ---------
Present Value of Net Minimum Lease Payments                95,888
Less: Current Portion                                      41,427
                                                        ---------
   LONG-TERM PORTION                                    $  54,461
   -----------------                                    =========

OPERATING LEASES - The Company leases office space and equipment under operating leases expiring through September 2002, and has a $10,236 security deposit with its landlord. The lease grants an option for renewal for an additional 5 years.

Minimum future rental payments under non-cancelable operating leases having remaining terms in excess of one year as of December 31, 1997.

YEAR ENDING                                     OPERATING
DECEMBER 31,                                      LEASES
------------                                      ------

     1998                                      $ 114,266
     1999                                        116,988
     2000                                        119,344
     2001                                        119,347
     2002                                         92,121
     Thereafter                                       --
                                               ---------

     TOTAL                                     $ 562,066
     -----                                     =========

Rent expense for the years ended December 31, 1997 and 1996 was $91,525 and $53,427, respectively.

[11] FAIR VALUE OF FINANCIAL INSTRUMENTS

Statement of Financial Accounting Standards ["SFAS'] No. 107, "Disclosure About Fair Value of Financial Instruments" requires disclosing fair value to the extent practicable for financial instruments which are recognized or unrecognized in the balance sheet. The fair value of the financial instruments disclosed herein is not necessarily representative of the amount that could be realized or settled, nor does the fair value amount consider the tax consequences of realization or settlement. The following table summarizes financial instruments by individual balance sheet classifications as of December 31, 1997:

                                            CARRYING                 FAIR
                                            AMOUNT                   VALUE

Due from Related Parties                    $49,855                 $41,275

ATLANTIC INTERNATIONAL ENTERTAINMENT, LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, SHEET #8

[11] FAIR VALUE OF FINANCIAL INSTRUMENTS [CONTINUED]

In assessing the fair value of financial instruments, the Company used a variety of methods and assumptions, which were based on estimates of market conditions and risks existing at that time. For certain instruments, including cash and cash equivalents, short term notes receivable, related party and trade and notes payables, it was assumed that the carrying amount approximated fair value for the majority of these instruments because of their short maturities.

The long-term notes receivable approximate fair value as all non-interest bearing notes have been discounted to their present value.

[12] LINE OF CREDIT - BANK

The Company has a credit facility with a bank consisting of a revolving line of credit under which the Company can borrow up to a maximum of $25,000. The Company has borrowings of approximately $24,400 under the line of credit outstanding at December 31, 1997. The revolving line of credit bears interest at 2.25% above the prime rate [8.5% at December 31, 1997] and is payable on demand. The line of credit is guaranteed by the former shareholders of EmiNet [See Note 7] and collateralized by certain assets. At December 31, 1997, the Company had approximately $600 available under the line of credit.

[13] LONG-TERM DEBT

At December 31, 1997, long-term debt consisted of the following:

Note payable bank, payable in thirty-six monthly installments of $500 plus interest of 2.8% above a variable interest rate [prime rate] per annum,
   [8.5% at December 31, 1997] through August 1999, collateralized by all
    borrower's deposits and accounts on deposit with the lending institution.       $   10,500

Note payable - consultant, demand notes due September 5, 1998.
   The notes accrue interest at 6% per annum.                                           30,000
                                                                                    ----------

Total                                                                                   40,500
Less: Current Portion                                                                  (36,000)
                                                                                    ----------
   TOTAL                                                                            $    4,500
   -----                                                                            ==========


Long-term debt at December 31, 1997, matures as follows:

1998                                                $   36,000
1999                                                     4,500
2000                                                        --
                                                    ----------

   TOTAL                                            $   40,500
   -----                                            ==========

The Company is subject to restrictive covenants including maintaining primary banking depositary relations with the lender and no additional debt to be incurred unless it is in the normal and ordinary course of business.

Management believes the Company was in compliance with all debt covenants at December 31, 1997.

The weighted average interest rate on short-term borrowings as of December 31, 1997 was 10%.

ATLANTIC INTERNATIONAL ENTERTAINMENT, LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, SHEET #9

[14] RELATED PARTY TRANSACTIONS

The Company made advances to an affiliated company, whose shareholders are also shareholders of the Company during the year ended December 1997, increasing the balance receivable to $49,855. The advances accrue interest at a rate of 6% per annum, and are due on demand.

The Company has notes payable to two officers in the aggregate amount of $166,636 at December 31, 1997. The notes are demand notes and incur interest at 8% per annum. Interest expense related to the shareholders notes totaled $7,525 and $1,302 for the years ended December 31, 1997 and 1996, respectively.

[15] PROVISION FOR INCOME TAXES

Income tax [benefit] expense consists of the following

                                                    DECEMBER 31,
                                                    ------------
                                                 1 9 9 7     1 9 9 6
                                                 -------     -------
Current:
   Federal                                      $610,061   $(77,215)
   State                                          29,123         --
                                                --------   --------

   Total Current                                 639,184    (77,215)
                                                --------   --------

Deferred:
   Federal                                       167,062         --
   State                                           9,750         --
                                                --------   --------

   Total Deferred                                176,812         --
                                                --------   --------

   TAX EXPENSE BENEFIT                          $462,372   $(77,215)
   -------------------                          ========   =========

Income tax at the federal statutory rate reconciled to the Company's effective rate is as follows:

                                                       DECEMBER 31,
                                                       ------------
                                                 1 9 9 7          1 9 9 6
                                                 -------          -------

Federal Statutory Rate                             34.0%          (34.0)%
Non-Deductible Expenses                              --           (13.3)
Benefit of Net Operating Loss                      (3.6)           52.8
State Income Taxes                                  3.6            (5.5)
                                                --------          ------

   EFFECTIVE RATE                                  34.0%             --%
   --------------                               ========          ======

In 1996, the Company recognized the benefit of $77,215 from the utilization of an operating loss carryback which was filed in 1997.

ATLANTIC INTERNATIONAL ENTERTAINMENT, LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, SHEET #10

[15] PROVISION FOR INCOME TAXES [CONTINUED]

The major components of deferred income tax assets and liabilities are as follows:

                                                        DECEMBER 31,
                                                       ------------
                                                   1 9 9 7         1 9 9 6
                                                   -------         -------
Deferred Tax Liabilities
   Accelerated Depreciation                      $      --       $    (85,620)

Deferred Tax Assets:
   Net Operating Loss                                   --            138,700
   Allowance for Doubtful Accounts                 176,812                 --
                                                 ---------       ------------

Net Deferred Tax Asset:
   Before Valuation Allowance                      176,812             53,080
   Valuation Allowance                                  --             53,080
                                                 ---------       ------------

   NET DEFERRED INCOME TAX ASSET                 $ 176,812       $         --
   -----------------------------                 =========       ============

The Company did not record a valuation allowance for the year ended December 31, 1997, because in managements judgement, the related deferred tax asset will be realized within the next year. Accordingly, the valuation allowance decreased $53,080 from December 31, 1996.

[16] BUSINESS SEGMENT INFORMATION

The Company's operations have been classified into four business segments: investment advisory services Internet software licensing, and medical products and equipment and Internet access and services.

                                            1 9 9 7              1 9 9 6
                                            -------              -------

Revenue:
   Investment Advisory Services          $        --           $  366,204
   Internet Software Licensing             4,002,894               87,000
   Medical Products and Equipment                 --                1,452
   Internet Access and Services              413,896                   --
                                         -----------           ----------

                                         $ 4,416,790           $  454,656
                                         ===========           ==========

Income [Loss] From Operations:
   Investment Advisory Services          $        --           $  231,081
   Internet Software Licensing             1,564,666             (659,056)
   Medical Products and Equipment                 --                   --
   Internet Access and Services             (169,776)                  --
                                         -----------           ----------

                                         $ 1,394,890           $ (427,975)
                                         ===========           ==========

Total Assets:
   Investment Advisory Services          $        --           $    1,423
   Internet Software Licensing             5,181,740            1,980,591
   Medical Products and Equipment                 --                   --
   Internet Access and Services            1,724,259                   --
                                         -----------           ----------

                                         $ 6,905,999           $1,982,014
                                         ===========           ==========

ATLANTIC INTERNATIONAL ENTERTAINMENT, LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, SHEET #11


[16] BUSINESS SEGMENT INFORMATION [CONTINUED]

                                          1 9 9 7              1 9 9 6
                                          -------              -------

Depreciation and Amortization:
   Investment Advisory Services          $      --           $         285
   Internet Software Licensing             323,959                  67,091
   Medical Products and Equipment               --                      --
   Internet Access and Services             98,579                      --
                                         ---------           -------------

                                         $ 422,538           $      67,376
                                         =========           =============

Capital Expenditures:
   Investment Advisory Services          $      --           $       1,423
   Internet Software Licensing             490,594               1,490,395
   Medical Products and Equipment               --                      --
   Internet Access and Services            122,558                      --
                                         ---------           -------------

                                         $ 613,152           $   1,491,818
                                         =========           =============
[17] COMMITMENTS AND CONTINGENCIES

[A] EMPLOYMENT AGREEMENTS - The Company has employment agreements with certain of its executives which commenced January 1, 1997 and expire on December 31, 2000. The aggregate annual commitment for future salaries at December 31, 1997 was $289,000. Also, included in the agreements are incentive bonus based upon net income and net cash flows. Bonuses totaling approximately $151,000 have been accrued at December 31, 1997.

[B] On June 17, 1996, the Company entered into a three year consulting agreement with a well known personality to act as the Company's spokesman. The agreement calls for the issuance of 5,000 shares of common stock during each year of the three year term of the agreement. The shares are to be issued in quarterly installments commencing September 30, 1996. No shares have yet been issued but the Company has recorded a liability of $35,700 which represents the fair market value of the quarterly installments of shares to be issued through December 31, 1997.

[C] On August 7, 1996, the Company's medical division signed an exclusive distribution agreement for world wide sales of medical testing devices for HIV, hepatitis, pregnancy, ovulation and other tests using the Internet as its means of sales and distribution.

[D] On November 25, 1996, the Company signed and agreement with Telecommunication Information Services Systems, NV ["TISS"], a Curacao based company to provide international sports and entertainment information services. As of December 31, 1996, $11,625 was received as revenues.

The  agreement  was  terminated  in  February  1997  in   contemplation  of  the
consummation of the Company's sale of its foreign subsidiary [See Note 19].

[E] In August 1997, the Company entered into a joint effort agreement with OzEmail Limited ["OzEmail"]. The Company and OzEmail are jointly marketing and selling the Company's software and business applications to customers and prospective customers in Australia and Asia. The Agreement is for a term of one year and will continue until terminated by either party.

[F] LITIGATION - The Company is party to litigation arising from the normal course of business. In managements' opinion, this litigation will not materially affect the Company's financial position, results of operations or cash flows.

ATLANTIC INTERNATIONAL ENTERTAINMENT, LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, SHEET #12

[18] INCENTIVE STOCK OPTION PLAN

On January 1, 1997, the Company adopted an Incentive Stock Option Plan for Employees, Directors, Consultants and Advisors [the "Plan"]. The Plan will expire December 31, 2006 unless further extended by appropriate action of the Board of Directors. Employees, directors, consultants and advisors of the Company, or any of its subsidiary corporations, are eligible for participation in the Plan. The Plan provides for stock to be issued pursuant to options granted and shall be limited to 250,000 shares of Common Stock, $.001 par value. The shares have been reserved for issuance in accordance with the terms of the Plan. The exercise of these options may be for all or any portion of the option and any portion not exercised will remain with the holder until the expiration of the option period. The options expire on December 23, 2002.

A summary of the changes in outstanding Common Stock options for all outstanding plans is as follows:


                                                      WEIGHTED-AVERAGE
                                           SHARES     EXERCISE PRICE

OUTSTANDING AT DECEMBER 31, 1995              --                --

   Granted                                    --                --
   Exercised                                  --                --
                                         -------           --------
   Canceled

OUTSTANDING AT DECEMBER 31, 1996              --                --

   Granted                               175,000              3.25
   Exercised                                  --                --
   Canceled                                   --                --
                                         -------           -------

OUTSTANDING AT DECEMBER 31, 1997         175,000              3.25
                                        ========           =======

EXERCISABLE AT DECEMBER 31, 1997         175,000              3.25
                                        ========           =======

The following table summarizes information about stock options at December 31, 1997:

                                                                                                 EXERCISABLE
                                              OUTSTANDING STOCK OPTIONS                         STOCK OPTIONS
                                              -------------------------                         -------------
                                    WEIGHTED-AVERAGE
   RANGE OF                             REMAINING            WEIGHTED-AVERAGE                 WEIGHTED-AVERAGE
EXERCISE PRICES      SHARES         CONTRACTUAL LIFE          EXERCISE PRICE      SHARES        EXERCISE PRICE
---------------      ------         ----------------          --------------      ------        --------------

  $3.25             175,000                5.0                    $3.25          175,000         $ 3.25

The Company applies Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations, for stock options issued to employees in accounting for its stock option plans. The exercise price of certain options issued during 1997 was the market price at the date of grant. Accordingly, no compensation expense has been recognized for the Company's stock-based compensation plans for fiscal year 1997.

ATLANTIC INTERNATIONAL ENTERTAINMENT, LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, SHEET #13

[18] INCENTIVE STOCK OPTION PLAN [CONTINUED]

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. The weighted average fair value of stock options granted to employees used in determining pro forma amounts is estimated at $2.63, and $-0- during 1997 and 1996, respectively.

Pro forma information regarding net loss and net loss per share has been determined as if the Company had accounted for its employee stock options under the fair value method prescribed under SFAS No. 123, Accounting for Stock Based Compensation. The fair value of these options was estimated at the date of grant using the Black-Scholes option-pricing model for the pro forma amounts with the following weighted average assumptions:

                                                    DECEMBER 31,
                                                   ------------
                                          1 9 9 7                    1 9 9 6
                                          -------                    -------

Risk-Free Interest Rate                      5.7%                     --%
Expected Life                                2.0%                     --%
Expected Volatility                        181.0%                     --%
Expected Dividends                            --%                     --%

The pro forma amounts are indicated below [in thousands, except per share amounts]:

                                                                           YEARS ENDED
                                                                           DECEMBER 31,
                                                                 1 9 9 7               1 9 9 6
                                                                 -------               -------

Net Income [Loss]:
   As Reported                                                 $1,047,317          $        --
   Pro Forma                                                   $  586,367          $        --
Basic Net Income [Loss] Per Share of Common Stock:
   As Reported                                                 $      .11          $        --
   Pro Forma                                                   $      .06          $        --
Diluted Net Income [Loss] Per Share of Common Stock:
   As Reported                                                 $      .11          $        --
   Pro Forma                                                   $      .06          $        --

[19] DISCONTINUED OPERATIONS

On December 15, 1996, the Company adopted a plan to discontinue and sell its foreign subsidiary, known as Atlantic International, N.V. ["AIE, NV"], which operated a Sportsbook operation. The sales price was $850,000, $2,000 payable at closing and beginning 60 days after closing, 40% of net win before expenses on a minimum of $3,000 monthly, until the balance is paid. Interest on the unpaid balance shall be accrued at 8% per annum. The effective date of this transaction is January 1, 1997. The foreign subsidiary was reported as a discontinued operation for the year ended December 31, 1996.

The closing date of the sale was March 26, 1997. Revenues for the discontinued operation totaled approximately $14,000. For the year ended December 31, 1997, the gain on disposal of "AIE, NV" was approximately $220,000 [$144,982 net of tax] and the loss from operations was approximately $70,000 [$45,890 net of tax benefit].

ATLANTIC INTERNATIONAL ENTERTAINMENT, LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, SHEET #14

[20] SUBSEQUENT EVENTS

In February 1998, the Company entered into an agreement with ELG Health Management Services ["ELG"] to market the Atlantic International Medical ["AIM"] products and services. ELG will provide the Company 40% of the net profits from the sale and distribution of medical products.

In February 1998, the Company entered into a Development Service Agreement with International Transaction Systems Corp. ["ITS"]. The Company's responsibilities under the agreement include engaging in the development activity required to host ITS on the Company's software and selling debt card processing ["DCP"]. ITS' responsibilities include development activity required to develop the DCP, test methodology and/or test cases so that the Company may validate correct operation of the DCP and provide service support.

Under the Agreement, the Company paid $20,000 to acquire access to DCP through ITS for the purpose and exclusive application in the Company's software. Transaction fees earned by customers will be distributed 75% and 25% to the Company and ITS, respectively. The initial term of the agreement is 10 years, and automatically renews in 5 year consecutive periods, unless terminated by either party.

On April 3, 1998, the Company entered into a Securities Purchase Agreement for the sale of $500,000 of a newly created 5% Convertible Preferred Stock. The Agreement also grants the purchaser the right to purchase up to an additional $2,500,000 in said class of securities at market prices. The preferred stock is convertible into the Company's common stock at the purchaser's option based upon a formula included in the Securities Purchase Agreement.

[21]  SUBSEQUENT EVENTS [Unaudited]

On April 30, 1998, the Company entered into a Securities Purchase Agreement with Hosken Consolidated Investments, Ltd. ["HCI"], where HCI purchased one million shares of the Company's common stock for $4,000,000 pursuant to Regulation D.

In a simultaneous transaction, HCI has subscribed for 25% of the Company's South African subsidiary, Atlantic International Entertainment, Ltd. South Africa. HCI received its equity in consideration for its services to be rendered related to introducing the Company to the South African gaming and wagering community.

In May 1998, the Company's wholly-owned subsidiary, AIE, Australia, Ltd. intends to submit an acquisition bid for an Australian listed company, Coms21. The Company will offer Coms21 shareholders the equivalent of $.70 Australian dollars [$.44 US dollars] per share in the form of the Company's U.S. shares.

[22] NEW AUTHORITATIVE ACCOUNTING PRONOUNCEMENTS

In June 1997, the Financial Accounting Standards Board ["FASB"] issued SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components in the financial statements. SFAS No. 130 is effective for fiscal years beginning after December 15, 1997. Reclassification of financial statements for earlier periods provided for comparative purposes is required. The Company is in the process of determining its preferred format. The adoption of SFAS No. 130 will have no impact on the Company's consolidated results of operations, financial position or cash flows.

ATLANTIC INTERNATIONAL ENTERTAINMENT, LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, SHEET #15

[22] NEW AUTHORITATIVE ACCOUNTING PRONOUNCEMENTS [CONTINUED]

In June 1997, the FASB has issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information." SFAS No. 131 establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. SFAS No. 131 is effective for financial statements for fiscal years beginning after December 15, 1997. Financial statement disclosures for prior periods are required to be restated. The Company is in the process of evaluating the disclosure requirements. The adoption of SFAS No. 131 will have no impact on the Company's consolidated results of operations; financial position or cash flows.

In October 1997, the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants, after clearance by the FASB, issued Statement of Position (SOP) 97-2, Software Revenue Recognition. This SOP supersedes SOP 91-1 of the same name and provides the most recent guidance on applying generally accepted accounting principles in recognizing revenue on software transactions. SOP 97-2 is effective for transactions entered into in fiscal years beginning after December 15, 1997.

SOP 97-2 requires that in arrangements to deliver software or a software system that does not require significant production, modification, or customization, revenue should be recognized when there is persuasive evidence that an arrangement does in fact exist; delivery has occurred; the fee is fixed or determinable; and collectibility is probable. If the software or software system selling contract arrangement, either alone or together with other products or services, requires significant production, modification or customization construction type/production type contract accounting should be used for the entire arrangement. Such accounting would recognize revenues and costs on a contract arrangement as it progresses toward completion, rather than deferred recognition of these items until persuasive evidence of delivery has occurred. In software or software system selling arrangements that consist of multiple elements (that is, additional software products, upgrades/enhancements, rights to exchange or return software, postcontract customer support, or services), and contract accounting does not apply, the fee must be allocated to the various elements based on vendor-specific objective evidence of fair values. In general, if sufficient vendor-specific objective evidence of fair values does not exist, all revenue from the arrangement should be deferred until such sufficient evidence exists, or until all elements have been delivered. The principle difference between SOP 97-2 and its predecessor SOP 91-1 is in the accounting for multiple-element arrangements based on vendor-specific objective evidence of fair values. Management does not believe that SOP 97-2 will materially affect the way the Company recognizes revenue.



                              . . . . . . . . . . .

           ATLANTIC INTERNATIONAL ENTERTAINMENT, LTD. AND SUBSIDIARIES
                     CONSOLIDATED BALANCE SHEET (UNAUDITED)
                            AS OF SEPTEMBER 30, 1998


                                                                                                     SEPTEMBER 30, 1998
                                                                                                     ------------------
                                                                                                          (Unaudited)
                             ASSETS

CURRENT ASSETS
   Cash and Cash Equivalents                                                                            $      96,024
   Accounts Receivable [Net of Allowance for Doubtful Accounts of $ 37,180]                                    52,720
   Notes Receivable                                                                                           534,763
   Refundable Income Tax                                                                                       77,215
   Deferred Tax Asset                                                                                          51,000
   Prepaid Expenses                                                                                            12,940
   Investment                                                                                               3,770,000
   Other Current Assets                                                                                        96,570
                                                                                                       ---------------

   TOTAL CURRENT ASSETS:                                                                                    4,691,232
                                                                                                       ---------------

Furniture, Fixtures and Equipment - (Net of Accumulated Depreciation of $ 184,830)                            545,158
Software (Net of Accumulated Amortization of $ 579,422)                                                     1,773,569

Cost in Excess of Net Assets of Business Acquired
   (Net of Accumulated Amortization of $ 155,296)                                                           1,387,985

OTHER ASSETS
   Due From Related Parties                                                                                    77,879
   Other Assets                                                                                                17,756
   Investments                                                                                              4,777,892
   Notes Receivable (Net of Discounts and Reserve)                                                          1,791,754
                                                                                                       ---------------

   TOTAL OTHER ASSETS                                                                                       6,665,281
                                                                                                       ---------------

   TOTAL ASSETS                                                                                        $   15,063,225
                                                                                                       ===============


The Accompanying Notes are an Integral Part of these Consolidated Financial Statements

           ATLANTIC INTERNATIONAL ENTERTAINMENT, LTD. AND SUBSIDIARIES
               CONSOLIDATED BALANCE SHEET (UNAUDITED) (Continued)
                            AS OF SEPTEMBER 30, 1998

                                                                                       September 30,
                                                                                           1998
                                                                                       -------------
                                                                                        (Unaudited)

                      LIABILITIES AND STOCKHOLDERS'EQUITY:

CURRENT LIABILITIES
   Accounts Payable and Accrued Expenses                                              $    775,509
   Notes Payable - Officers                                                                 49,795
   Current Portion of Long-Term Debt                                                       100,828
   Current Portion of Capital Lease Obligations                                             30,905
   Income Taxes Payable - Federal                                                          535,884
   Income Taxes Payable - State                                                             20,014
   Other Current Liabilities                                                                39,250
                                                                                      -------------

   TOTAL CURRENT LIABILITIES                                                             1,552,185

Long-Term Debt                                                                                   -

Capital Lease Obligations                                                                   28,250
                                                                                      -------------

   TOTAL LIABILITIES                                                                     1,580,435
                                                                                      -------------

STOCKHOLDERS' EQUITY:
   Preferred Stock - Par Value $.001 Per Share, Authorized
      10,000 Shares, Issued and Outstanding                                                      9

   Common Stock - Par Value $.001 Per Share;
      Authorized 100,000,000 Shares, Issued and
      Outstanding  12,039,149 Shares                                                        12,039

   Additional Paid - in - Capital                                                       13,365,359

   Unrealized Holding Loss on Marketable Securities                                        (38,859)

   Retained Earnings                                                                       144,242
                                                                                      -------------

   Total Stockholders' Equity                                                           13,482,790
                                                                                      -------------

   Total Liabilities and Stockholders' Equity                                         $ 15,063,225
                                                                                      =============


The Accompanying Notes are an Integral Part of these Consolidated Financial Statements.

           ATLANTIC INTERNATIONAL ENTERTAINMENT, LTD. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)


                                                                 FOR THE NINE MONTHS ENDED
                                                                       SEPTEMBER 30,
                                                  ------------------------------------------------
                                                              1998                       1997
                                                  ------------------------------------------------

REVENUE                                                $    3,497,281               $ 4,070,440
   Cost of Sales                                              489,817                   288,306
   General and Administrative                               1,783,615                 1,155,276
   Provision for Doubtful Accounts                          1,213,349
   Depreciation and Amortization                              433,220                   316,228
   Other Losses and (Gains)                                   (77,920)                   22,484
                                                       --------------               ------------

Income (Loss) from Continuing Operations
   Before Income Tax Expense                                 (344,800)                2,288,146
Income Tax Benefit (Expense)                                  (47,374)                 (119,068)
                                                         ------------               ------------
Income (Loss) From Continuing Operations                     (392,174)                2,169,078

Discontinued Operations
   Loss from Discontinued Operations                                -                   (69,531)
   Gain on Sale of Discontinued Operations                          -                   120,895
                                                         ------------               ------------
NET INCOME (LOSS)                                            (392,174)                2,220,442

Unrealized Holding Loss Arising During Period                 (52,309)                        -
                                                         ------------               ------------
Comprehensive Income (Loss)                            $     (444,483)              $ 2,220,442
                                                         ------------               ------------

Income (Loss) Per Common Share
   Continuing Operations                               $        (0.04)              $      0.23
   Discontinued Operations                                          -                         -
                                                         ------------               ------------

Basic Net Income Per Share of
   Common Stock                                        $        (0.04)              $      0.23
                                                         ------------               ------------

Fully Diluted Net Income Per Share of
   Common Stock                                        $        (0.04)              $      0.23
                                                       --------------               ------------

Weighted Average Shares of Common
   Stock Outstanding                                       10,312,479                 9,429,434
                                                       --------------               ------------

Weighted Average Fully Diluted Shares Of
   Common Stock Outstanding                                10,312,479                 9,429,434
                                                       --------------               ------------


The Accompanying Notes are an Integral Part of these Consolidated Financial Statements

ATLANTIC INTERNATIONAL ENTERTAINMENT, LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

                                                                        NINE MONTHS ENDED
                                                                          SEPTEMBER 30,
                                                                     1 9 9 8        1 9 9 7
                                                                     -------        -------
OPERATING ACTIVITIES:

   Income [Loss] Income from Continuing Operations               $  (444,483)   $ 2,169,078
   Adjustments to Reconcile Net Income [Loss] to
      Net Cash Provided by [Used for] Operating Activities:
      Depreciation and Amortization                                  433,220        316,228
      Deferred Taxes                                                 125,812           --
      Provision for Doubtful Accounts                              1,213,349           --
      Gain on Sale of Assets                                         (48,726)          --
      Gain (Loss) on Sale of Investments                                --          (20,784)
      Regulated Loss on Carrying Value of Investments                 47,385           --
      Unregulated Loss on Carrying Value of Investments               (3,904)          --
   Changes in Assets and Liabilities:
      [Increase] Decrease in:
         Accounts Receivable                                         (88,546)    (3,726,296)
         Prepaid Expenses                                             (6,376)        70,323
         Security Deposits                                              --          (23,831)
         Investments                                                    --          (52,962)
         Refundable Income Tax                                          --           77,215
         Notes Receivable                                           (110,982)          --
         Deferred Income Taxes                                          --         (548,400)
         Other Assets                                             (2,097,341)          (552)

      Increase [Decrease] in:
         Accounts Payable and Accrued Expenses                      (176,083)       292,280
         Income Taxes Payable                                        (78,438)          --
         Other Current Liabilities                                   (10,457)        76,754
         Due to Customer                                             (20,721)        64,026
         Loans payable - stockholders                                   --           (9,709)
 Deferred Income Taxes                                                  --          585,405
                                                                 -----------    -----------

      NET CASH - CONTINUING OPERATIONS                            (1,266,291)      (731,225)
                                                                 -----------    -----------
DISCONTINUED OPERATIONS:
   [Loss] from Discontinued Operations                                              (69,531)
   Gain on disposal of Discontinued Operations                          --          120,895
   Adjustments to Reconcile Net [loss] to Net Cash Operations:
      Depreciation                                                      --            1,366
                                                                 -----------    -----------
                                                                        --           52,730
CHANGES IN ASSETS AND LIABILITIES:
   (Increase) Decrease in  Other Assets                                 --              815

   Increase (Decrease in Accounts Payable                               --          (14,808)
      Customer Deposits                                                 --          (27,648)
                                                                 -----------    -----------

TOTAL ADJUSTMENTS                                                       --          (41,641)
                                                                 -----------    -----------

   NET CASH - DISCONTINUED OPERATIONS                                   --           11,089
                                                                 -----------    -----------

   NET CASH - OPERATING ACTIVITIES - FORWARD                      (1,266,291)      (720,136)
                                                                 -----------    -----------
INVESTING ACTIVITIES - CONTINUING OPERATIONS:
   Increase in Due from Related Parties                              (28,024)          --
   Purchase of Investments                                        (6,766,623)       (73,746)
   Purchase of Property and Equipment                               (929,070)      (322,870)
   Sale of Investments                                               177,371           --
   Sale (Purchase) of Subsidiary                                        --       (1,620,000)
                                                                 -----------    -----------

NET CASH - INVESTING ACTIVITIES - CONTINUING OPERATIONS -        $(7,546,346)   $(2,016,616)
      FORWARD

The Accompanying Notes are an Integral Part of these Consolidated Financial Statements

ATLANTIC INTERNATIONAL ENTERTAINMENT, LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

                                                                                        NINE MONTHS ENDED
                                                                                          SEPTEMBER 30,
                                                                                    1 9 9 8           1 9 9 7
                                                                                    -------           -------

NET CASH - INVESTING ACTIVITIES - CONTINUING OPERATIONS: -                         $(7,546,346)   $(2,016,616)
      FORWARD

INVESTING ACTIVITIES - DISCONTINUING OPERATIONS

Disposition of Property and Equipment                                                     --           11,110
                                                                                   -----------    -----------

NET CASH INVESTING ACTIVITIES                                                       (7,546,346)    (2,005,506)


   NET CASH - OPERATING ACTIVITIES - FORWARDED                                      (1,266,291)      (720,136)
                                                                                   -----------    -----------

FINANCING ACTIVITIES - CONTINUING OPERATIONS:

   Proceeds from the Conversion of Debt to Equity                                         --             --
   Proceeds from Issuance of Common Stock                                               12,110      1,949,330
   Proceeds from Issuance of Preferred Stock                                                10
   Decrease in Loan Payable to Shareholder                                            (116,841)        (9,709)
   Proceeds from Long-Term Debt                                                        123,500        155,000
   Line of Credit                                                                         --             --
   Payment of Notes Payable                                                            (89,160)          --
   Payment of Lease Payable                                                             (6,548)          --
   Additional Paid In Capital                                                        8,974,330         27,713
   Increase in equipment loans                                                            --           95,557
   Principal payments on capitalized lease and not borrowing                              --          (10,565)
                                                                                   -----------    -----------

   NET CASH - FINANCING ACTIVITIES - CONTINUING OPERATIONS                           8,897,401      2,207,326

Financing - Activities - Discontinued Operations
   Additions to Paid In Capital                                                           --           98,775
                                                                                   -----------    -----------

   NET CASH - FINANCING ACTIVITIES                                                   8,897,401      2,306,101
                                                                                   -----------    -----------

NET INCREASE DECREASE IN CASH AND CASH EQUIVALENTS                                      84,764       (419,541)

CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD                                         11,260        421,188
                                                                                   -----------    -----------

CASH AND CASH EQUIVALENTS - END OF PERIOD                                          $    96,024    $     1,647
                                                                                   ===========    ===========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
      Cash paid during the years for:
      Interest                                                                     $    14,616    $     5,441
      Income Taxes                                                                 $      --      $    77,215
      Income Tax Refund (Applied)                                                  $      --      $   119,068

SUPPLEMENTAL SCHEDULE OF NON CASH INVESTING AND FINANCIAL ACTIVITIES:
During the third quarter of 1998, $105,000 worth of convertible preferred stock was converted into 38,965 shares of common stock.



The Accompanying Notes are an Integral Part of these Consolidated Financial Statements

                   ATLANTIC INTERNATIONAL ENTERTAINMENT, LTD.
             Notes to Consolidated Financial Statements (Uunaudited)
                               September 30, 1998


Note 1 -    BASIS OF PREPARATION


            The accompanying unaudited interim financial statements include all adjustments (consisting only of those of a normal recurring nature) necessary for a fair statement of the results for the interim periods. The results of operations for the three-month period ended September 30, 1998, are not necessarily indicative of the results of operations to be reported for the full year ending December 31, 1998.


Note 2 -    BUSINESS ACQUISITIONS

            The business acquisition in the first quarter of 1997 has been accounted for under the purchase method. The results of operations of the acquired business are included in the consolidated financial statements from the date of acquisition onward.

            On March 26, 1997, the Company concluded its acquisition of 100% of the outstanding stock of The EmiNet Domain, Inc., located in Boynton Beach, Florida. EmiNet is an Internet Service Provider (ISP), and developer of Internet related software products as well as hosting commercial Web sites. The Company paid $20,000 in cash and issued 200,000 shares of the Company's common stock (approximate market value on date of issue $2,000,000). The Stock Purchase Agreement also contains additional payments contingent on the future earnings performance of EmiNet. Any additional payments made, when the contingency is resolved, will be accounted for as additional costs of the acquired assets and amortized over the remaining life of the assets.

            The following unaudited pro forma consolidated results of operations for the year ended December 31, 1997 is presented as if the EmiNet acquisition has been made at the beginning of the period presented. The EmiNet Domain, Inc. operated as an S Corporation prior to acquisition. Included in the expenses to arrive at Net Earnings are reclassifications of Shareholders' Draw to Officers Salaries and Income Tax Expense in the amount of $86,000 for 1997. The unaudited pro forma information is not necessarily indicative of either the results of operations that would have occurred had the purchase been made during the periods presented or the future results of the combined operations.


                                                          Year ended December 31
                                                                 1997
                                                                 ----
            Net Sales                                       $  4,593,078
            Net Earnings Income (Loss)                      $  1,096,976
            Basic Net Income (Loss) per common share        $      .12
            Diluted Net Income (Loss) per common share      $      .12

           ATLANTIC INTERNATIONAL ENTERTAINMENT, LTD. AND SUBSIDIARIES
       Notes to Consolidated Financial Statements (Uunaudited) (Continued)
                               September 30, 1998

Note 3 -    MAJOR CUSTOMERS

                        Income fees derived from major customers are tabulated as follow:

                                              NINE MONTHS ENDED
                                                 SEPTEMBER 30,
                                           1997               1998
                                                (UNAUDITED)
                                       -------------------------------

Customer A  (Software System)             375,000               --
Customer B  (Software System)             600,000               --
Customer C  (Software System)             450,000               --
Customer D  (Software System)             150,000               --
Customer E  (Software System)             600,000               --
Customer F  (Software System)             410,000               --
Customer G  (Software System)             450,000               --
Customer H  (Software System)             150,000               --
Customer I  (Software System)             585,000               --
Customer J  (Software System)                --                 --
Customer K  (Software System)                --              450,000
Customer L  (Software System)                --              220,000
Customer M  (Software System)                --              350,000
Customer N  (Software System)                --              615,000
Customer O  (Software System)                --              675,000
Customer P  (Software System)                --              450,000
Customer Q  (Software System)                --              175,000


Note 4 -    CAPITAL STOCK
            -------------

            On September 18, 1996 and October 31, 1996, the Company issued 521,500 and 365,200 shares, respectively of common stock in a private placement of its securities. The Company received net proceeds of approximately $826,881.

            On January 16, 1997, the Company entered into a stock purchase agreement with Brindenberg Securities, A/S under Regulation S of the Securities and Exchange Commission. A total of 75,000 shares were issued under the agreement for $525,000 net of offering costs and expenses of approximately $175,000.

            In February 1997, the Company issued 25,000 shares of its common stock to an outside consultant for services to be rendered. The consultant never performed the required services and therefore, the common shares issued will be returned in 1998.

            In March 1997, the Company issued 200,000 shares of the Company's common stock as part of the acquisition of EmiNet Domain, Inc. [See
            Note 2].

           ATLANTIC INTERNATIONAL ENTERTAINMENT, LTD. AND SUBSIDIARIES
       Notes to Consolidated Financial Statements (Uunaudited) (Continued)
                               September 30, 1998

Note 4 -    CAPITAL STOCK - CONTINUED
            -------------------------

            In December of 1997, the Company sold 100,000 shares of the Company's common stock to Australian Advisors for a total of $300,000 pursuant to the Registration Statement S-8.

            Also in December 1997, the Company converted debt totaling $313,475 to equity. The shares related to the conversion were unissued at December 31, 1997 and the conversion ratio has been set at $4.00 per share.

            In the second quarter of 1998, the Company sold 1,000,000 shares for a total of $4,000,000 pursuant to Regulation D.

            Also in the second quarter of 1998, 9,700,000 shares of common stock were issued to Atlantic International Entertainment Australia, a wholly owned subsidiary for use in a proposed takeover of the Australian Company, Coms21. In the third quarter of 1998, 1,160,000 shares of the above 9,700,000 shares were issued to the accepting COMS21 stockholders pursuant to the company's offer for Coms21 stock and the balance of 9,700,000 shares issued were cancelled.

            In the second quarter of 1998, 10,000 shares of 5% Convertible Preferred Stock, $.001 par value, were issued for cash. Each share is convertible into common stock by virtue of a formula contained in the Purchase Agreement which relates to the average price per share of common stock within the conversion period.

            During the third quarter of 1998, $105,000 worth of convertible preferred stock was converted into 38,965 shares of common stock by virtue of a formula contained in the purchase agreement which relates to the average price per share of common stock within the conversion period.

Note 5 -    PER SHARE DATA

            Per share data are based on the weighted average number of common shares outstanding during the respective periods, retroactively adjusted to reflect the common shares issued in exchange for all outstanding common shares of The EmiNet Domain, Inc., including the additional shares sold pursuant to a "Reg S" offering in February, 1997. The diluted net income per share is based upon the options issued and outstanding as well as the assumed conversion of the Company's issued and outstanding preferred stock.

Note 6 -     INCENTIVE STOCK OPTION PLAN

            On January 1, 1997, the Company adopted an Incentive Stock Option Plan for Employees, Directors, Consultants and Advisors [the "Plan"]. The Plan will expire December 31, 2006 unless further extended by appropriate action of the Board of Directors.

           ATLANTIC INTERNATIONAL ENTERTAINMENT, LTD. AND SUBSIDIARIES
       Notes to Consolidated Financial Statements (Uunaudited) (Continued)
                               September 30, 1998



Note 6 -    INCENTIVE STOCK OPTION PLAN (CONTINUED)

            Employees, directors, consultants and advisors of the Company, or any of its subsidiary corporations, are eligible for participation in the Plan. The Plan provides for stock to be issued pursuant to options granted and shall be limited to 250,000 shares of Common Stock, $.001 par value. The shares have been reserved for issuance in accordance with the terms of the Plan. The exercise of these options may be for all or any portion of the option and any portion not exercised will remain with the holder until the expiration of the option period. The options expire on December 23, 2002.

            In addition, options were granted to the Board of Directors on April 2, 1998 for an aggregate amount of 700,000 options. A summary of the changes in outstanding Common Stock options for all outstanding plans is as follows:

                                                                Weighted-average
                                                                ----------------
                                                    Shares       Exercise Price
                                                    ------       --------------

OUTSTANDING AT DECEMBER 31, 1995                       --              --

   Granted                                             --              --

   Exercised                                           --              --

   Canceled                                            --              --

OUTSTANDING AT DECEMBER 31, 1996                       --              --

   Granted                                          175,000            3.25

   Exercised                                           --              --

   Canceled                                            --              --
                                                    -------           -----

OUTSTANDING AT DECEMBER 31, 1997                    175,000            3.25
                                                    -------           -----


EXERCISABLE AT DECEMBER 31, 1997                    175,000            3.25
                                                    -------           -----

GRANTED AT APRIL 2, 1998                            700,000            4.125
                                                    -------           -----

GRANTED AT SEPTEMBER 30, 1998                        88,000            2.50
                                                    -------           -----

OUTSTANDING AT SEPTEMBER 30, 1998                   963,000            3.83
                                                    -------           -----

           ATLANTIC INTERNATIONAL ENTERTAINMENT, LTD. AND SUBSIDIARIES
       Notes to Consolidated Financial Statements (Uunaudited) (Continued)
                               September 30, 1998



Note 6 -    INCENTIVE STOCK OPTION PLAN (CONTINUED)


The following table summarizes information about stock options at September 30, 1998:

                                                                                 Exercisable
                     Outstanding Stock Options                                   Stock Options
                        Weighted-average
Range Of                     Remaining          Weighted-average                 Weighted Average
--------                     -----------------------------------                 ----------------
Exercise Prices     Shares   Contractual Life    Exercise Price        Shares    Exercise Price
---------------     ------    --------------------------- -----        ------    --------------
$ 3.25              175,000      4.50               $   3.25          175,000       $   3.25
$ 4.125             700,000      4.75               $   4.75          700,000       $   4.75
$ 2.50               88,000      5.00               $   2.50           88,000       $   2.50

            The Company applies Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations, for stock options issued to employees in accounting for its stock option plans. The exercise price of certain options issued during 1997 and 1998 was the market price at the date of grant. Accordingly, no compensation expense has been recognized for the Company's stock-based compensation plans for fiscal year 1997 and 1998.

            The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. The weighted average fair value of stock options granted to employees used in determining pro forma amounts is estimated at $4.13 and $2.50 during the nine and three months ended September 30, 1998.

            Pro forma information regarding net loss and net loss per share has been determined as if the Company has accounted for its employee stock options under the fair value method prescribed under SFAS No. 123, Accounting for Stock Based Compensation. The fair value of these options was estimated at the date of grant using the Black-Scholes option-pricing model for the pro forma amounts with the following weighted average assumptions:

                                    Three Months Ended        Nine Months Ended
                                       September 30,            September 30,
                                    1998           1997       1998          1997
                                    -------------------       ------------------

Risk-Free Interest Rate            5.6%             --        5.6%           --
Expected Life                      5 years          --        5 years        --
Expected Volatility                153.0%           --        153.0%         --
Expected Dividends                 --               --        --             --

           ATLANTIC INTERNATIONAL ENTERTAINMENT, LTD. AND SUBSIDIARIES
       Notes to Consolidated Financial Statements (Uunaudited) (Continued)
                               September 30, 1998


Note 6 -    INCENTIVE STOCK OPTION PLAN (CONTINUED)

The pro forma amounts are indicated below (in thousands, except per share amounts):


                                                             Three Months Ended            Nine Months Ended
                                                                September 30,                September 30,
                                                                      1998                        1998
                                                                      ----                        ----
Net Income (Loss):
As Reported                                                         (935,140)                 (392,174)
Pro Forma                                                         (1,180,950)               (3,306,665)
Basic Net Income (Loss) Per Share of Common Stock:
As Reported                                                             (.09)                     (.04)
Pro Forma                                                               (.11)                     (.32)
Diluted Net Income (Loss) Per Share of Common Stock:
As Reported                                                             (.09)                     (.04)
Pro Forma                                                               (.11)                     (.32)


Note 7 -    BUSINESS AGREEMENTS

            In February  1998,  the Company  entered into an agreement  with ELG
            Health Management Services ["ELG"] to market the Atlantic International Medical ["AIM"] products and services. ELG will provide the Company 40% of the net profits from the sale and distribution of medical products.

            In February 1998, the Company entered into a Development Service Agreement with International Transaction System Corp. ["ITS']. The Company's responsibilities under the agreement include engaging in the development activity required to host ITS on the Company's software and selling debt card processing [`DCP']. ITS'
            responsibilities include development activity required to develop the DCP test methodology and/or test cases so that the Company may validate correct operation of the DCP and provide service support.

            Under the Agreement, the Company paid $20,000 to acquire access to DCP through ITS for the purpose and exclusive application in the Company's software. Transaction fees earned by customers will be distributed 75% and 25% to the Company and ITS, respectively. The initial term of the agreement is 10 years, and automatically renews in 5 year consecutive periods, unless terminated by either party.

           ATLANTIC INTERNATIONAL ENTERTAINMENT, LTD. AND SUBSIDIARIES
       Notes to Consolidated Financial Statements (Uunaudited) (Continued)
                               September 30, 1998


Note 7 -    BUSINESS AGREEMENTS CONTINUED

            On September 28, 1998, the Company entered into and closed on an agreement of purchase and sale with Cybergames, Inc. for the purchase of several of the company's licensees and the exchange of the company's accounts receivable from said licensees. The total purchase price was $ 3,147,000 payable $ 227,000 in cash and $2,920,000 in stock of Cybergames, Inc. (730,000 shares).

Note 8 -    LEGAL PROCEEDING

            On September  3, 1998,  Graeme  Allan  Green,  a former  director of
            COMS21 and Felscot PTY LTD., a company in which Mr. Green has a substantial interest ("Green Group), filed an application against the Company, COMS21 and the directors of COMS21 in the Australian Federal Court. In addition, the Green Group has made its own offer to purchase the COMS21 stock. The Company has accepted approximately 11,160,000 shares of COMS21 stock in exchange for 1,160,000 shares of the Company stock. Counsel believes that the above action is without merit and will not materially affect the Company's results of operation and cash flow. The Company believes that it can still complete the acquisition of the majority of the COMS21 stock.


Note 9 -    INVESTMENT

            In the third quarter of 1998, the Company invested $2,000,000 in a 5% convertible debenture note from a South African company, Atlantic International Entertainment, Ltd. South Africa. The debenture is convertible into common stock by December 31, 2000 or the listing of the South African Company, whichever comes first.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 27. Indemnification of Directors and Officers.

         Section 102 of the Delaware General Corporation Law, as amended, allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Registrant has limited the liability of its directors for money damages in Article VIII of its Amended and Restated Certificate of Incorporation (its "Charter"), which reads as follows:

         No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except liability for (i) any breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the General Corporation Law; or (iv) any transaction from which the director derived any improper personal benefit. The foregoing sentence notwithstanding, if the General Corporation Law is hereafter amended to authorize further elimination or a limitation on the liability of a director of a corporation, then the liability of a director of this Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law, as so amended.

Any repeal or modification of this Article VIII by (i) the stockholders of the Corporation or (ii) amendment to the General Corporation Law of Delaware (unless such statutory amendment specifically provides to the contrary) shall not adversely affect any right or protection, existing immediately prior to the effectiveness of such repeal or modification with respect to any acts or omissions occurring either before or after such repeal or modification, of a person serving as a director at the time of such repeal or modification.

Section 145 of the Delaware General Corporation Law, as amended, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Registrant has provided for indemnification of directors, officers, employees and agents in Article VII of its Charter, which reads as follows:

The Corporation shall indemnify, and advance expenses to, its directors, officers, employees and agents, and all persons who at any time served as directors, officers, employees or agents of the Corporation, to the maximum extent permitted, and in the manner provided by, Section 145 of the Delaware General Corporation Law, as amended, or any successor provisions, and shall have power to make any other or further indemnity permitted under the laws of the State of Delaware. The indemnification provided for herein shall not be deemed exclusive of any other right to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person. Any repeal or modification of this Article VIII by (i) the stockholders of the Corporation or (ii) amendment to the General Corporation Law of Delaware (unless such statutory amendment specifically provides to the contrary) shall not adversely affect any right or protection, existing immediately prior to the effectiveness of such repeal or modification with respect to any acts or omissions occurring either before or after such repeal or modification, of a person serving as a director at the time of such repeal or modification.

In addition, Section 5 of Article VII of the Bylaws of the Registrant, as amended, provides as follows:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 25. Other Expenses Of Issuance And Distribution

The  following  table sets forth an  itemization  of all  estimated  expenses in
connection  with  the  issuance  and   distribution  of  the  securities   being
registered, none of which are payable by the Selling Stockholders:

Registration Statement Filing Fee                     $   823.94
Legal Fees and Expenses                                 5,000.00
Accounting fees and expenses                            3,000.00
Miscellaneous                                           1,000.00
                                                      ----------
Total                                                 $ 9,823.94
                                                      ----------
ITEM 26.    RECENT SALES OF UNREGISTERED SECURITIES

            During the past three years, the following securities were sold by us without registration under the Securities Act. Except as otherwise indicated, the securities were sold by in reliance upon the exemption provided by Section 4(2) of the Securities Act, among others, on the basis that such transactions did not involve any public offering and the purchasers were sophisticated with access to the kind of information registration would provide:

Shaar Fund                        5000 shares of 5% Convertible Preferred Stock.

Hoskin Consolidated Industries    1,000,000 shares of Common Stock

COMS 21, Ltd.                     1,216,667 shares of Common Stock

         In December 1997, we sold Australian Advisers 100,000 shares of Common Stock of the Company pursuant to the completion of its S-8 Registration Statement for $3.00 per share, these shares were issued and held in escrow until the closing in January 1998. Australian Advisors continues to render valuable consulting services to us.

         On April 3, 1998, the Company entered into a Securities Purchase Agreement for the sale of $500,000.00 of a newly created 5% Convertible Preferred Stock. The Agreement also grants the purchaser the right to purchase up to an additional $2,500,000.00 in said class of securities at market prices. The Convertible Preferred Stock is convertible into our common stock at the purchaser's option. When the Securities Purchase Agreement was signed, we entered into an agreement with the Purchaser to register all of the shares of the purchased securities and the Common Stock that may be issued pursuant to the exercise of the Purchaser's conversion rights. We agreed to and did file a registration statement with the Securities and Exchange Commission for the registration of the shares of above securities and the shares of Common Stock issuable upon exercise of the Purchaser's conversion rights and to maintain the effectiveness of such registration statement for the term of the above Agreement. We believe that, during the period of effectiveness of the above registration statement, the Purchaser may convert the securities to Common Stock and sell all or any of the shares of Common Stock without restriction.

         On April 30, 1998, we entered into a Securities Purchase Agreement with Hosken Consolidated Investments, Ltd., a South African corporation for the purchase of 1,000,000 shares of our Common Stock at $4.00 per share. Hosken is engaged in the technology industry, including cellular, telecommunications, video gaming and media.

         In a simultaneous transaction, HCI has subscribed for 25% of our South African subsidiary, Atlantic International Entertainment, Ltd. South Africa. HCI received its equity in consideration for its services to be rendered related to introducing us to the South African gaming and wagering community.

On August 24, 1998, our wholly-owned subsidiary, AIE, Australia, Ltd. submitted an offer for the acquisition of an Australian listed company, Coms21. We will offer Coms21 shareholders the equivalent of $.70 AUD per share in the form of our U.S. shares. We eventually accepted approximately 12,000,000 shares of Coms21 in exchange for approximately 1,200,000 shares of our common stock and therafter withdrew our offer for the rest of the Coms21 stock.


Item 27. Exhibits and Financial Statement Schedules.

       (a)    Exhibits:

                3.1    --     Certificate   of    Incorporation    of   Atlantic
                              International    Entertainment,     Ltd.(including
                              Certificate of Designation)

                3.2    --     Bylaws of  Atlantic  International  Entertainment,
                              Ltd..

                4.1    --     Specimen Common Stock Certificate.

               10.1    --     Incentive   Stock   Option  Plan  for   Employees,
                              Directors, Consultants and Advisers.

               10.2    --     Exchange   of   Stock   Agreement   and   Plan  of
                              Reorganization  dated July 16, 1996 by and between
                              Atlantic   International    Entertainment,    Ltd.
                              (formerly known as CEEE Group Corporation), Edward
                              Cowle,  Deworth Williams,  Atlantic  International
                              Capital, Ltd., and each of the former stockholders of Atlantic International Capital, Ltd. listed on
                              Schedule I thereto.

               10.3    --     Amendment No. 1 to Exchange of Stock Agreement and
                              Plan of Reorganization  dated September 5, 1996 by
                              and between Atlantic International  Entertainment,
                              Ltd.  (formerly known as CEEE Group  Corporation),
                              Edward   Cowle,    Deworth   Williams,    Atlantic
                              International  Capital,  Ltd.,  and  each  of  the
                              former  stockholders  of  Atlantic   International
                              Capital, Ltd. listed on Schedule I thereto.

               10.4    --     Agreement  and Plan of Merger dated as of November
                              18,   1996,    between   Atlantic    International
                              Entertainment,  Ltd., a Delaware  corporation  and
                              CEEE   Group   Corporation,   Ltd.,   a   Colorado
                              corporation.

               10.5    --     Purchase and Sale Agreement  dated as of April 15,
                              1996 by and between we, RAM Associates and James A
                              Dougherty.

               10.6    --     Agreement  for Purchase and Sale of Stock dated as
                              of December  15, 1996 by and between we,  Atlantic
                              International  Entertainment,  NV  and  Australian
                              Advisers, Ltd.

               10.7    --     Agreement  for Purchase and Sale of Stock dated as
                              of  January  31,  1997  by  and  between  Atlantic
                              International   Entertainment,   Ltd.  and  Eminet
                              Domain, Inc.

               10.8    --     Securities  Purchase Agreement dated April 3, 1998
                              by    and    between    Atlantic     International
                              Entertainment, Ltd. and The Shaar Fund

               10.9    --     Addendum to Securities  Purchase  Agreement  dated
                              June 3, 1998 by and between Atlantic International
                              Entertainment, Ltd. and The Shaar Fund

              10.10    --     Employment  Agreements  with  Richard  Iamunno and
                              Norman Hoskin

             *23.1     --     Consent of Moore Stephens, P.C.

             *23.2     --     Consent of Harry Winderman, Esq.

             *25.0     --     Power of Attorney,  included on the signature page
                              to this Registration Statement

     __________________________
*    Included herein.

ITEM 28.    UNDERTAKINGS.

The undersigned registrant hereby undertakes:

         (1) File, during any period in which it offers or sales securities, a post-effective amendment to this registration statement to;

         (i) Include any prospectus required by Section 10 (a) (3) of the Securities Act of 1993;

        (ii)            Reflect  in the  prospectus  any facts or events  which,
                   individually or together, represent a fundamental change in the information in the registration statement;

        (iii)           Include any additional or changed  material  information
                   on the plan of distribution.

         (4) For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and in the offering of such securities at that time to be the initial bona fide offering.

         (5)            File  a   post-effective   amendment   to  remove   from
                   registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expense incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Boca Raton, Florida, on the 3rd day of February, 1999.

                                      ATLANTIC INTERNATIONAL ENTERTAINMENT, LTD.

                                      By:   /s/ Richard Iamunno
                                            --------------------------------
                                            Richard Iamunno, President

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Norman J. Hoskin and Richard Iamunno and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, or any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        SIGNATURE                       TITLE                        DATE
        ---------                       -----                        ----

/S/ Norman J. Hoskin          Chairman of the Board,            February 3, 1999
--------------------------    Secretary, and Treasurer
    Norman J. Hoskin

/S/ Richard A. Iamunno        President, Chief Executive        February 3, 1999
--------------------------    Officer, Chief Financial
    Richard A. Iamunno        Officer and Director

/S/ Trevor Klein              Principal Accounting Officer      February 3, 1999
--------------------------
    Trevor Klein

/S/ Steven D. Brown           Director                          February 3, 1999
--------------------------
    Steven D. Brown

/S/                           Director                          February 3, 1999
--------------------------
    Jeffrey Hurwitz

/S/ Martin McCarthy           Director                          February 3, 1999
--------------------------
    Martin McCarthy

/S/                           Director                          February 3, 1999
--------------------------
    Marcel Golding

/S/                           Director                          February 3, 1999
--------------------------
    Dr. Leonard Haimes